Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust

Home Equity Asset-Backed Certificates, Series 2007-1

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including prospectus) with the SEC (SEC file no. 333-131594) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (866) 835-1033.

The asset-backed securities referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and the underwriter has confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by the underwriter, will not create binding contractual obligations for you, the underwriter or us.

The depositor’s prospectus (the “prospectus”) dated March 23, 2007 is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1011663/000119312507063136/d424b3.htm

IMPORTANT NOTICE RELATING TO AUTOMATICALLY

GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated or

(3) these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FREE WRITING PROSPECTUS

(To Prospectus Dated March 23, 2007)

Wells Fargo Asset Securities Corporation

Depositor

Wells Fargo Bank, N.A.

Sponsor and Servicer

Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust

Issuing Entity

$527,765,000

(Approximate)

Home Equity Asset-Backed Certificates, Series 2007-1

Principal and interest payable monthly, commencing in April 2007

You should carefully consider the risk factors beginning on page 19 of this free writing prospectus and on page 12 in the prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The offered certificates represent interests in the assets deposited with the issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

The Issuing Entity Will Issue—

•	Three classes of senior Class A Certificates.

•

Six classes of Class M Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class M Certificates is also subordinated to each class of Class M Certificates, if any, with a lower number.

•

Three classes of Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A and Class M Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower number.

•	The Class CE Certificates, which are subordinated to the Class A, Class M and Class B Certificates.

•	The Class P Certificates.

•	The Class R Certificates.

The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading “Offered Certificates” in the table beginning on page 7.

The Assets of the Issuing Entity Will Include—

•

A pool of first and second lien residential mortgage loans. The mortgage loans will consist of nonprime, fixed rate and adjustable rate mortgage loans. Certain of the mortgage loans will require only payments of interest for a term specified in the related mortgage note.

Interest Rate Support—

•

Interest Rate Swap Agreement – Net swap payments received from the interest rate swap agreement with Barclays Bank PLC, as swap provider, will be available to make distributions on the related certificates as described in more detail in this free writing prospectus.

Credit Enhancement Will Consist of—

•	Excess Interest – Certain excess interest received from the mortgage loans will be used to cover losses.

•

Overcollateralization – As of the cut-off date, the assets of the issuing entity will exceed the aggregate principal balance of the certificates, which excess is referred to as overcollateralization. Certain excess interest received from the mortgage loans may also be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

•	Subordination – Each class of subordinated certificates is subordinate to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The underwriter will purchase the offered certificates from the depositor and will offer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about March 30, 2007.

Barclays Capital

The date of this free writing prospectus is March 23, 2007.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

FREE WRITING PROSPECTUS AND THE PROSPECTUS

Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your certificates; and

•	this free writing prospectus, which incorporates and includes the appendices, describes the specific terms of your certificates.

Cross-references are included in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this free writing prospectus and the prospectus are defined under the caption “Index of Free Writing Prospectus Definitions” beginning on page 75 in this document and under the caption “Index of Prospectus Definitions” beginning on page 162 in the prospectus. Any capitalized terms used but not defined in this free writing prospectus have the meanings assigned in the prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of offered certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of offered certificates to the public” in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Notice to United Kingdom Investors

The distribution of this free writing prospectus and the prospectus, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This free writing prospectus and the prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus and the prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

THE WFHET SERIES 2007-1 CERTIFICATES

					Initial Ratings of Offered Certificates(3)
Class	Initial Principal Balance(1)	Pass- Through Rate	Principal Types(2)	Interest Type(2)	Moody’s	Fitch	DBRS	Original Form(4)	Minimum Denomination	Incremental Denomination	Final Scheduled Distribution Date(5)
Offered Certificates
A-1	$200,507,000	(6)	Senior, Sequential Pay/ Pass-Through(8)	Floating Rate	Aaa	AAA	AAA	BE	$100,000	$1	March 25, 2037
A-2	$208,284,000	(6)	Senior, Sequential Pay/ Pass-Through(8)	Floating Rate	Aaa	AAA	AAA	BE	$100,000	$1	March 25, 2037
A-3	$25,711,000	(6)	Senior, Sequential Pay/ Pass-Through(8)	Floating Rate	Aaa	AAA	AAA	BE	$100,000	$1	March 25, 2037
M-1	$23,384,000	(6)	Subordinated	Floating Rate	Aa1	AA+	AA (high)	BE	$100,000	$1	March 25, 2037
M-2	$15,770,000	(6)	Subordinated	Floating Rate	Aa2	AA	AA	BE	$100,000	$1	March 25, 2037
M-3	$9,789,000	(6)	Subordinated	Floating Rate	Aa3	AA-	AA (low)	BE	$100,000	$1	March 25, 2037
M-4	$8,701,000	(6)	Subordinated	Floating Rate	A1	A+	A (high)	BE	$100,000	$1	March 25, 2037
M-5	$8,701,000	(6)	Subordinated	Floating Rate	A2	A	A	BE	$100,000	$1	March 25, 2037
M-6	$7,885,000	(6)	Subordinated	Floating Rate	A3	A-	A (low)	BE	$100,000	$1	March 25, 2037
B-1	$7,613,000	(6)	Subordinated	Floating Rate	Baa1	BBB+	BBB (high)	BE	$100,000	$1	March 25, 2037
B-2	$6,798,000	(6)	Subordinated	Floating Rate	Baa2	BBB	BBB	BE	$100,000	$1	March 25, 2037
B-3	$4,622,000	(6)	Subordinated	Floating Rate	Baa3	BBB-	BBB (low)	BE	$100,000	$1	March 25, 2037

Non- Offered Certificates
CE	(7)	(7)	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A	N/A	March 25, 2037
P	(7)	(7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	March 25, 2037
R	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	March 25, 2037

(1)	Approximate. The initial principal balances are subject to adjustment as described in this free writing prospectus.
(2)	See “Description of the Securities—Categories of Classes of Securities” in the prospectus for a description of the principal and interest categories listed.
(3)	A description of the ratings of the offered certificates is set forth under the heading “Summary Information—Ratings of Certificates” and under “Ratings” in the main text of this free writing prospectus.
(4)	See “Description of the Securities—Definitive Form” and “—Book-Entry Form” in the prospectus for a description of the forms of certificates. Book-entry form is designated as “BE” in the table above.
(5)	The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool. The actual final payment on your certificates could occur earlier or later than the final scheduled distribution date.

THE WFHET SERIES 2007-1 CERTIFICATES

(6)	Interest will accrue on these certificates during each interest accrual period at a per annum rate equal to the sum of one-month LIBOR plus the margin set forth in the table below, in each case subject to the pool cap, as described under “Description of the Certificates—Pass-Through Rates” in this free writing prospectus. During each interest accrual period relating to the distribution dates after the optional termination date, each margin will increase to the corresponding margin set forth in the table below if the optional termination right is not exercised. Interest will be calculated based on the methodology in the table below. One-month LIBOR for the initial interest accrual period will be [ ]%.

Class	Margin	Margin after the Optional Termination Date	Interest Calculations
Offered Certificates
Class A-1	[ ]	[ ]	*
Class A-2	[ ]	[ ]	*
Class A-3	[ ]	[ ]	*
Class M-1	[ ]	[ ]	*
Class M-2	[ ]	[ ]	*
Class M-3	[ ]	[ ]	*
Class M-4	[ ]	[ ]	*
Class M-5	[ ]	[ ]	*
Class M-6	[ ]	[ ]	*
Class B-1	[ ]	[ ]	*
Class B-2	[ ]	[ ]	*
Class B-3	[ ]	[ ]	*

*	Interest on these certificates will be calculated on the basis of the actual number of days in the interest accrual period, based on a 360-day year.
(7)	The Class CE and Class P Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.
(8)	These certificates have the characteristics of a sequential pay security; provided however, on any distribution date after the subordination depletion date, these certificates have the characteristics of a pass-through security.

SUMMARY INFORMATION

This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire free writing prospectus and the prospectus carefully for additional detailed information about the offered certificates.

RELEVANT PARTIES

Sponsor

Wells Fargo Bank, N.A.

Depositor

Wells Fargo Asset Securities Corporation.

Servicer

Wells Fargo Bank, N.A.

Issuing Entity

Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust, a New York common law trust.

Securities Administrator

Wells Fargo Bank, N.A.

Trustee

HSBC Bank USA, National Association.

Custodian

Wells Fargo Bank, N.A.

Paying Agent

Wells Fargo Bank, N.A.

Swap Provider

Barclays Bank PLC

AFFILIATIONS

Wells Fargo Bank, N.A., which is the sponsor, custodian, servicer, securities administrator and paying agent, is the direct parent of the depositor. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

CUT-OFF DATE

March 1, 2007.

CLOSING DATE

On or about March 30, 2007.

DISTRIBUTION DATES

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in April 2007.

DETERMINATION DATES

With respect to each Distribution Date, the 17th day of each month or if such day is not a business day, the preceding business day.

THE TRANSACTION PARTIES

The sponsor originated or purchased and currently services the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a newly-formed, common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated as of the closing date, among the depositor, the servicer, the securities administrator and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement. The securities administrator will calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the offered certificates is illustrated below:

RATINGS OF CERTIFICATES

The trust will not issue the offered certificates unless they have received at least the ratings set forth in the table beginning on page 7.

•	The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

•	The ratings do not address the likelihood of the receipt of any cap carryover amounts.

See “—Effects of Prepayments on Your Investment Expectations” below, “Prepayment and Yield Considerations” and “Ratings” in this free writing prospectus and “Prepayment and Yield Considerations” in the prospectus.

DESCRIPTION OF CERTIFICATES

A summary chart of the initial principal balances, pass-through rates, principal types, interest types, initial ratings, original form, denominations and final scheduled distribution dates of the certificates is set forth in the table beginning on page 7.

The certificates consist of:

•	the three classes of senior Class A Certificates, each designated as “Senior” certificates in the table beginning on page 7;

•	the six classes of junior Class M Certificates designated as “Subordinated” certificates in the table beginning on page 7;

•	the three classes of junior Class B Certificates designated as “Subordinated” certificates in the table beginning on page 7; and

•	the Class CE, Class P and Class R Certificates.

Only the Class A Certificates, the Class M Certificates and the Class B Certificates are being offered by this free writing prospectus and the prospectus. The Class CE, Class P and Class R Certificates are not being offered pursuant to this free writing prospectus and the prospectus. Information provided with respect to the Class CE, Class P and Class R Certificates is included solely to aid your understanding of the offered certificates.

See the table beginning on page 7 for more information with respect to each class of certificates.

Expected Final Scheduled Distribution Dates

The expected final scheduled distribution date, calculated based on certain assumptions, for each class of offered certificates is set forth in the table appearing in Appendix D.

Principal Balance of the Certificates

The certificates (other than the Class CE, Class P and Class R Certificates) will have an approximate total initial principal balance of $527,765,000. Any difference between the total principal balance of the certificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this free writing prospectus will not exceed 5% of the total initial principal balance of the certificates. Any such difference will be allocated among the various classes of certificates so as to materially retain the characteristics of the offered certificates described in this free writing prospectus.

Form of Certificates; Denominations

Your certificates will be issued initially in book-entry form and in the minimum denomination and the incremental denomination set forth in the table beginning on page 7. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

Distributions—General

Distributions will be made on each distribution date and will generally include scheduled payments due on the mortgage loans during the related collection period, prepayments (including liquidation proceeds) received by the servicer during the related prepayment period, any advances by the servicer with respect to such distribution date and under certain circumstances, payments received under the interest rate swap agreement. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs. The prepayment period for any distribution date is the preceding calendar month. The amount available for distribution to certificateholders will not include amounts used to pay the servicing fee, expenses payable to the transaction parties and any amounts payable by the supplemental interest trust to the swap provider (other than a swap termination payment resulting from a swap provider trigger event). The servicing fee will be paid on each distribution date from interest payments received on the mortgage loans prior to any distributions on the certificates. The servicing fee for each distribution date is equal to the product of (i) one-twelfth of 0.50% and (ii) the aggregate scheduled principal balance of the mortgage loans as of the first day of the preceding month.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related interest accrual period and any interest which you earned previously but which you did not receive.

Interest distributions will be made in the following order of priority:

first, to the senior certificates to pay current interest;

second, to the senior certificates to pay any interest previously earned but not paid;

third, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, in each case to pay current interest;

fourth, to each class of Class B Certificates in numerical order, beginning with the Class B-1 Certificates, in each case to pay current interest; and

fifth, to be distributed as part of monthly excess cashflow.

The interest remittance amount for any distribution date will be reduced, prior to any distributions of interest on the certificates, by any servicing fees and amounts payable by the supplemental interest trust to the swap provider (other than a swap termination payment resulting from a swap provider trigger event).

The interest accrual period for the interest-bearing certificates is the period from the distribution date in the prior month (or the closing date, in the case of the first distribution date) through the day prior to the current distribution date. Interest will be calculated for such offered certificates on the basis of the actual number of days in the interest accrual period, based on a 360- day year.

There are certain circumstances which could reduce the amount of interest to which you are entitled. See “Description of the Certificates—Interest Distributions” in this free writing prospectus.

Pass-Through Rates

Interest will accrue on the interest-bearing certificates during each interest accrual period at the per annum rate for each class equal to the rate set forth and described in the table beginning on page 7. The amount of interest that accrues on such certificates during each interest accrual period will be reduced, to the extent not covered by available excess interest for the applicable distribution date, by such class’s share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans not covered by compensating interest and the application of the Servicemembers Civil Relief Act and comparable state legislation.

Principal Distributions

On each distribution date, you will receive the distribution of principal to which you are entitled if there are funds available on that date for your class of certificates. The principal remittance amount for any distribution date will be reduced, prior to any distributions of principal on the certificates, by any amounts payable by the supplemental interest trust to the swap provider (other than a swap termination payment resulting from a swap provider trigger event) to the extent such amounts owed to the swap provider exceed the interest remittance amount for such distribution date.

Principal distributions, before the stepdown date or when a trigger event is in effect, will be made in the following order of priority:

first, on or prior to the subordination depletion date, sequentially, to the Class A Certificates to pay principal; and after the subordination depletion date, concurrently, to the Class A Certificates to pay principal, pro rata;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay principal;

third, to each class of Class B Certificates in numerical order, beginning with the Class B-1 Certificates, to pay principal; and

fourth, to be distributed as part of monthly excess cashflow.

Principal distributions, on or after the stepdown date and as long as no trigger event is in effect, will be made in the following order of priority:

first, on or prior to the subordination depletion date, sequentially, to the Class A Certificates to pay principal up to the senior principal distribution amount; and after the subordination depletion date, concurrently, to the Class A Certificates to pay principal, pro rata, up to the senior principal distribution amount;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay principal up to the applicable principal distribution amount;

third, to each class of Class B Certificates in numerical order, beginning with the Class B-1 Certificates, to pay principal up to the applicable principal distribution amount; and

fourth, to be distributed as part of monthly excess cashflow.

You should review the principal entitlements and priority of payments described under “Description of the Certificates—Principal Distributions” in this free writing prospectus.

For a description of the priority of distributions of the monthly excess cashflow, see “Description of the Certificates—Application of Monthly Excess Cashflow Amounts” in this free writing prospectus.

MORTGAGE POOL

The assets of the trust are expected to consist of approximately 3,528 mortgage loans with an aggregate unpaid principal balance as of the cut-off date of approximately $543,808,148. The mortgage loans, which are the source of distributions to holders of the certificates, will consist of nonprime, fixed and adjustable interest rate, monthly pay, one- to four-family, residential first and second lien mortgage loans. Certain of the mortgage loans are balloon loans. Some of the mortgage loans were made in connection with the relocation of employees of various corporate employers. Some of these corporate employers participate in Wells Fargo Bank, N.A.’s relocation program.

The mortgage loans with adjustable interest rates provide for a fixed interest rate during an initial period of approximately one to three years from origination of the mortgage loan and thereafter provide for adjustments to that interest rate on either a semi-annual or annual basis. The interest rate of each adjustable rate mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment date. In addition, interest rate adjustments will be subject to a lifetime rate ceiling and a minimum mortgage interest rate which will generally be the initial interest rate or the gross margin on the mortgage loan. The indexes applicable to the mortgage loans are described under “Description of the Mortgage Loans—Indexes” in this free writing prospectus.

Certain of the mortgage loans will require only payments of interest for a term specified in the related mortgage note.

See “Description of the Mortgage Loans” and “Appendix A” in this free writing prospectus.

Changes to Mortgage Pool

The depositor may remove mortgage loans from the mortgage pool, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the depositor may purchase mortgage loans from the mortgage pool that have become delinquent or which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans. In addition, the depositor will be required to repurchase or, at its election, if during the two year period following the closing date, substitute for, mortgage loans as a result of certain breaches of representations or warranties or as a result of defective documentation.

See “Description of the Mortgage Loans—Mandatory Repurchase or Substitution of Mortgage Loans” and “—Optional Purchase of Mortgage Loans” in this free writing prospectus.

Information regarding repurchases of the mortgage loans after the closing date will be available on the trust’s monthly distribution reports on Form 10-D. See “Reports to Securityholders” in the prospectus.

CREDIT ENHANCEMENT

Credit enhancement increases the likelihood that holders of certificates will receive the distributions to which they are entitled. Credit enhancement can reduce the effect of shortfalls in payments received on the mortgage loans on all classes, or it can allocate these shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See “Description of the Certificates” in this free writing prospectus.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the certificates and certain fees (such as servicing fees) and expenses of the trust (including, but not limited to, certain payments payable by the supplemental interest trust pursuant to the interest rate swap agreement), it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates and to reimburse the certificates for certain shortfalls that they experienced previously.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the certificates (other than the Class CE, Class P and Class R Certificates), there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total initial principal balance of the certificates (other than the Class CE, Class P and Class R Certificates) by approximately $16,043,148. This results in overcollateralization equal to approximately 2.95% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount set forth under “Description of the Certificates—Principal Distributions,” the excess interest for that distribution date will be paid to the LIBOR certificates as principal until the required overcollateralization is reached. This payment will have the effect of reducing the total principal balance of such certificates faster than the aggregate unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the more subordinated classes will be the first to forego payment. In addition, the Class M and Class B Certificates are not expected to receive principal distributions until, at the earliest, April 2010 (unless the principal balances of the senior certificates are reduced to zero prior to such date).

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial credit support percentages shown below are the sum of the aggregate initial principal balance of the class or classes of certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

If, on any distribution date after the principal balances of the certificates have been reduced by the amount of cash paid on that date, the total principal balance of the certificates (other than the Class CE, Class P and Class R Certificates) exceeds the aggregate unpaid principal balance of the mortgage loans, the principal balance of the class or classes of subordinated certificates that are lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be allocated directly to the senior certificates as reductions of their principal balances until the final distribution date. However, once the credit enhancements described herein are exhausted, the interest and principal collections on the mortgage loans and payments received from the swap provider may not be sufficient to make all required distributions on the senior certificates. As a result, these certificates may experience losses.

Once the principal balance of a class of Class M or Class B Certificates is reduced by a realized loss, the principal balance of such class will not be increased unless there is a subsequent recovery allocated to such class. Notwithstanding the foregoing, once the principal balance of a class is reduced to zero, such class will not be entitled to any subsequent recoveries, realized loss amortization amounts or cap carryover amounts.

INTEREST RATE SWAP AGREEMENT

The securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Barclays Bank PLC, as swap provider, for the benefit of the LIBOR certificates.

Under the interest rate swap agreement, prior to each distribution date, beginning in April 2007 up to and including the distribution date in December 2011, the supplemental interest trust will be obligated to make fixed payments to the swap provider equal to the product of (a) a fixed rate, as set forth for such distribution date in the table appearing in Annex I to this free writing prospectus, (b) the swap notional amount, as set forth for such distribution date in the table appearing in Annex I to this free writing prospectus and (c) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the closing date to but excluding the first distribution date on a 30/360 basis), and the denominator of which is 360. During the same period, the swap provider will be obligated under the interest rate swap agreement to make floating payments to the supplemental interest trust prior to each distribution date equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the swap notional amount, as set forth for such distribution date in the table appearing in Annex I to this free writing prospectus and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment with respect to any distribution date, amounts otherwise available to certificateholders will be applied to pay that excess to the swap provider prior to any distributions of interest or principal on the certificates on that distribution date, and to the extent that the floating payment exceeds the fixed payment with respect to any distribution date, the swap provider will pay that excess to the supplemental interest trust. Any amount received by the supplemental interest trust under the interest rate swap agreement will increase the amount available to make payments on the certificates, as described under “Description of the Certificates—Supplemental Interest Trust Account” in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid prior to the related distribution date, and, until paid in full, prior to any subsequent distribution dates, generally prior to any distribution to certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement” and “—Supplemental Interest Trust Account” in this free writing prospectus.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from the interest and, to the extent necessary, principal collections for the month before distributions to certificateholders and will be deposited into the supplemental interest trust account for payment to the swap provider.

The interest rate swap agreement will terminate following the distribution date in December 2011.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the offered certificates.

The offered certificates were structured assuming, among other things, that prepayments on the adjustable rate mortgage loans and the fixed rate mortgage loans occur at different rates based on the prepayment rates described in this free writing prospectus under “Prepayment and Yield Considerations.” However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this free writing prospectus under “Description of the Certificates—Principal Distributions” and “Prepayment and Yield Considerations.”

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your certificates depends on the:

•	pass-through rate;

•	price paid;

•	absence or occurrence of interest shortfalls or losses;

•	absence or occurrence of principal losses;

•	rate and timing of principal prepayments; and

•	amounts paid or received under the interest rate swap agreement.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the mortgage loans.

•

If you pay less or more than the principal balance of your certificate—that is, buy the certificate at a “discount” or “premium,” respectively—then your effective yield will be higher or lower, respectively, than the pass-through rate on the certificate, because such discount or premium will be amortized over the life of the certificate.

•

Any deviation in the actual rate of prepayments on the mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated on the certificates you purchase at a “discount,” “premium” or “par.”

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the mortgage loans and the timing thereof than the classes to which they are subordinated.

If you are purchasing offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans may have a negative effect on the yield to maturity of your certificates. In considering the rate of principal payments on the mortgage loans, you should consider that certain of the mortgage loans are interest only mortgage loans. With respect to an interest only mortgage loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

If you are purchasing offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans may have a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans could result in the loss of all or part of your initial investment.

Reinvestment Risk

The total return on your investment will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even if such mortgage interest rates and monthly payments may be significantly higher than current mortgage interest rates and monthly payments on the mortgagors’ adjustable rate mortgage loans.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

The “weighted average life” of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

Low rates of prepayment may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected even though the yield to maturity on your certificates is unaffected.

The sensitivities of the weighted average lives of the offered certificates to prepayments are illustrated in the tables appearing in Appendix C. These illustrations are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See “Risk Factors—Prepayments May Adversely Affect Yield,” “—Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment” and “Prepayment and Yield Considerations” in this free writing prospectus.

OPTIONAL TERMINATION

The majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the depositor, may, at its option, subject to certain conditions including the size of the mortgage pool, purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans and thereby effect early retirement of the certificates. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this free writing prospectus.

FEDERAL INCOME TAX STATUS

The securities administrator will elect to treat the assets of the trust (exclusive of any cap carryover amounts, the interest rate swap agreement, the excess reserve fund account, the supplemental interest trust account and certain prepayment penalties) as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Certain Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences” in the prospectus.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the offered certificates and are encouraged to consult their own legal, tax, financial and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the offered certificates.

See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

See “ERISA Considerations” in this free writing prospectus and in the prospectus.

PERIODIC REPORTS

The securities administrator will file periodic reports with the SEC on behalf of the issuing entity under the name “Wells Fargo Home-Equity Asset-Backed Securities 2007-1 Trust” (File No. 333-131594-04).

See “Where You Can Find More Information” in the prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Prepayments May Adversely Affect Yield

The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and similar events). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

The rate of principal payments on the mortgage loans will be affected by, among other things:

•	prepayment penalties on certain of the mortgage loans, which may discourage mortgagors from prepaying their mortgage loans during the applicable period;

•	the amortization schedules of the mortgage loans;

•	the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

•	liquidations of defaulted mortgage loans;

•

repurchases of mortgage loans by the depositor (a) as a result of defective documentation or certain breaches of representations and warranties or (b) which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans;

•	optional purchases by the depositor of delinquent mortgage loans;

•

the optional purchase by the majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the depositor, of all of the mortgage loans in connection with the termination of the trust fund; and

•	general solicitations for refinancing by mortgage originators (including the sponsor).

Prepayment penalty information with respect to the mortgage loans is set forth in the table appearing in Appendix A hereto.

The rate of payments (including prepayments) on the mortgage loans is influenced by a variety of economic, geographic and social factors and will depend greatly on the level of mortgage interest rates:

•	If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

•	Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

•	The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors.

•	Adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

If the level of overcollateralization falls below what is required under the pooling and servicing agreement, excess interest and, in certain situations, net swap payments will be paid to the certificates as principal. This will have the effect of reducing the total principal balance of the certificates faster than the aggregate unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the mortgage loans occur at a rate slower than you expected, there may be a negative effect on the yield to maturity of your certificates. In considering the rate of principal payments on the mortgage loans, you should consider that certain of the mortgage loans are interest only mortgage loans. With respect to an interest only mortgage loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest- only period.

If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, there may be a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans could result in a loss of all or part of your initial investment.

You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the offered certificates.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity for certificates purchased at a price other than par.

See “—Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment” below and “Summary Information—Effects of Prepayments on Your Investment Expectations” and “Prepayment and Yield Considerations” for descriptions of factors that may influence the rate and timing of prepayments on the mortgage loans.

There is a Risk That Interest Payments on the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the interest-bearing certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees (such as servicing fees) and expenses of the trust (including, but not limited to, certain payments payable by the supplemental interest trust pursuant to the interest rate swap agreement). After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the required overcollateralization level. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

•

When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

•

If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

•

The pass-through rates of the interest-bearing certificates are based on one-month LIBOR, while the adjustable rate mortgage loans have rates that are adjustable based on indexes that are different from one-month LIBOR and the fixed rate mortgage loans have rates that do not adjust. As a result, the pass-through rates on the interest-bearing certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

Effects of Mortgage Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates

The yields to maturity on the offered certificates may be affected by the inclusion of fixed rate mortgage loans in the mortgage pool and the resetting of the mortgage interest rates on the adjustable rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable rate mortgage loans are based on six-month LIBOR or one-year CMT and do not adjust for periods ranging from one to three years after the dates of their origination and adjust every six months or one year thereafter, as applicable, while the pass-through rates on the interest-bearing certificates are based on one-month LIBOR, are subject to the pool cap and are adjusted monthly. This mismatch of indexes and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the interest-bearing certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on those certificates, and could result in the limitation of the pass-through rates on some or all of those certificates by the pool cap and could therefore adversely affect the yield to maturity on such certificates. The pool cap is equal to the weighted average of the net mortgage interest rates (adjusted for net swap payments to the swap provider). In addition, you should note that the pool cap will decrease if any of the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the mortgage pool with relatively low mortgage interest rates, which will increase the likelihood that the pool cap will apply to limit the pass-through rates on one or more classes of the offered certificates.

If the pass-through rate on any class of the interest-bearing certificates is limited by the pool cap for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees (such as servicing fees) and expenses of the trust (including, but not limited to, certain payments payable by the supplemental interest trust pursuant to the interest rate swap agreement). See “Description of the Certificates—Application of Monthly Excess Cashflow Amounts” in this free writing prospectus.

Amounts distributed on the LIBOR certificates in respect of shortfalls due to the application of the pool cap may be supplemented by net swap payments received under the interest rate swap agreement, to the extent that the floating payment by the swap provider exceeds the fixed payment by the supplemental interest trust on any distribution date, to the extent such amounts are available in the priority described in this free writing prospectus. However, the amounts received from the swap provider may be insufficient to pay holders of the LIBOR certificates the full amount of interest which they would have received absent the limitations due to the application of the pool cap.

The ratings on the offered certificates will not address the likelihood of the receipt of any cap carryover amounts.

There Are Risks in Holding Subordinated Certificates

The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield or the weighted average life of your certificates:

•

Because each class of Class B Certificates receives interest and principal distributions after the Class A and Class M Certificates and each lower-numbered class of Class B Certificates, if any, receive such distributions, and each class of Class M Certificates receives interest and principal distributions after the Class A Certificates and each lower-numbered class of Class M Certificates, if any, receive such distributions, there is a greater likelihood that the Class B Certificates and, to a lesser extent, the Class M Certificates will not receive the distributions to which they are entitled on any distribution date.

•

If the servicer does not advance a delinquent payment on a mortgage loan because the servicer determines that such amount will not be recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will disproportionately impact the subordinated certificates.

•

The subordinated certificates are not expected to receive principal distributions until, at the earliest, April 2010 (unless the aggregate principal balance of the senior certificates is reduced to zero prior to such date) or such later date as provided in this free writing prospectus or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels described herein. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B Certificates, the holders of such certificates have a greater risk of suffering losses on their investments.

•

Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the certificates. If there is no or insufficient overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a principal balance without a corresponding distribution of cash to the holder. A lower principal balance will result in less interest accruing on the certificate.

•	The earlier in the transaction that a loss on a mortgage loan occurs that results in a loss on a subordinated certificate, the greater the impact on the yield to such subordinated certificate.

See “Description of the Certificates” and “Prepayment and Yield Considerations” in this free writing prospectus for more detail.

Decline in Residential Real Estate Values May Increase Risk of Loss and Adversely Affect Your Investment.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months the value of mortgaged properties in many states have declined or remained stable, after extended periods of appreciation. If residential real estate values generally or in a particular geographic area decline or fail to increase, the loan-to-value ratios shown in the tables appearing in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. A continued decline or lack of increase in property values where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or exceed the value of the mortgaged properties may result in delinquencies, foreclosures and losses that are higher than you anticipated or those in the sponsor’s prior securitizations involving the depositor. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, the yield on the offered certificates may be adversely impacted.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with high loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. Approximately 52.42% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) had loan-to-value ratios at origination in excess of 80.00%. No mortgage loan had an original loan-to- value ratio exceeding 100%. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan- to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios is set forth in the tables appearing in Appendix A hereto.

Coverage Under Lender-Paid Primary Mortgage Insurance Policies Will Be Lost if Wells Fargo Bank, N.A. Does Not Pay Premiums

Approximately 4.46% of the mortgage loans with loan-to-value ratios over 80% (by aggregate unpaid principal balance of the mortgage loans with loan-to-value ratios over 80% as of the cut-off date) are covered by existing lender-paid primary mortgage insurance policies. These policies were acquired by Wells Fargo Bank, N.A. from various providers and will be assigned by Wells Fargo Bank, N.A. to the trust on the closing date. Wells Fargo Bank, N.A., as servicer, will be obligated to pay the premiums on the lender-paid primary mortgage insurance policies. Wells Fargo Bank, N.A. will covenant that in the event it is removed as servicer, it will continue to pay any such premiums if the successor servicer does not undertake to pay such premiums. In the event of a servicing transfer where the successor servicer does not assume the payment of such premiums, investors should consider that if Wells Fargo Bank, N.A. does not fulfill its covenant to pay the related premiums, the related lender-paid primary mortgage insurance coverage will be cancelled.

There is No Assurance That Amounts Will Be Received Under the Interest Rate Swap Agreement

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest, to pay any cap carryover amounts, to restore the overcollateralization amount to the required overcollateralization amount and to pay any realized loss amortization amounts. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on that distribution date. This will only occur in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the fixed rate as set forth for such distribution date in the table appearing in Annex I to this free writing prospectus. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls arising from the operation of the pool cap, to maintain the required overcollateralization or to cover losses on the mortgage loans. In addition, to the extent that distributions on the LIBOR certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the receipt of such payments will be subject to the credit risk of the swap provider. See “Description of the Certificates—The Interest Rate Swap Agreement” and “—Supplemental Interest Trust Account” in this free writing prospectus.

The Credit Rating of Barclays Bank PLC Could Affect the Rating of the Offered Certificates

Barclays Bank PLC is the swap provider under the interest rate swap agreement. It will have, as of the date of this free writing prospectus, long-term debt ratings as set forth under “The Interest Rate Swap Provider.” The ratings on the LIBOR certificates are dependent in part on the credit ratings of Barclays Bank PLC. If a credit rating of Barclays Bank PLC is qualified, reduced or withdrawn and an arrangement satisfactory to the rating agencies is not obtained in accordance with the terms of the interest rate swap agreement, the ratings on the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the LIBOR certificates may be adversely affected. See “The Interest Rate Swap Provider” in this free writing prospectus.

Payments Due to the Swap Provider May Result in Losses on Certificates

Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders of the LIBOR certificates, and may reduce the pass-

through rates of such certificates. If the rate of prepayment on the mortgage loans is faster than anticipated, the notional amount may remain higher than the aggregate unpaid principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution of interest and, solely to the extent that interest is not sufficient to fund such swap termination payment, principal to certificateholders of the LIBOR certificates.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid prior to the related distribution date, and, until paid in full, prior to any subsequent distribution dates, generally prior to any distribution to the LIBOR certificates. This feature may result in losses on such certificates. Due to the priority of distributions, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the Class A Certificates and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

The yield to maturity on the certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions or might experience weaker housing markets or inflated housing prices and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar home equity asset-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered by flood insurance for the maximum amount available, such maximum amount will generally be significantly smaller than the unpaid principal balance of the related mortgage loan. In addition, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. California is the only state to have a concentration of mortgaged properties in excess of 10% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage pool.

Any deterioration in housing prices in the regions in which there is a significant concentration of mortgaged properties, as well as the other regions in which the mortgaged properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquencies and losses on the mortgage loans. Such delinquencies and losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated. Also, any increase in the market value of properties located in the regions in which the mortgaged properties are located, would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

The concentrations of mortgaged properties by state and geographic areas are identified in Appendix A.

There Are Risks Relating to Balloon Loans

Approximately 36.13% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) are balloon loans. Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term which may represent a substantial percentage of the original principal balance of the mortgage loan. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss.

The ability of a mortgagor to refinance a balloon loan may be limited because the mortgagors are generally “subprime” borrowers who may not have many acceptable refinancing options available. In addition, the servicer will not make advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. Information relating to balloon loans is set forth in Appendix A.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

Delinquencies on the mortgage loans which are not advanced by the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the mortgage loan. The servicer will be entitled to recover from amounts on deposit in the distribution account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the excess cashflow and then by the subordinated certificates (in reverse order of payment priority), and then by the senior certificates.

Current interest shortfalls in excess of the monthly excess interest amount will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinated certificates, as described in this free writing prospectus under “Description of the Certificates—Allocation of Losses.” As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment

Approximately 5.26% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) are interest only mortgage loans which require only the payment of interest for a term specified in the related mortgage note. See the table with the heading “Remaining Interest Only Terms” appearing in Appendix A. At the end of the interest only term, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan. In underwriting an interest only mortgage loan, the ability of the mortgagor to make payments in respect of principal is not considered.

For interest only mortgage loans that are adjustable rate mortgage loans, the increase in the mortgagor’s monthly payment attributable to principal may occur when the mortgagor’s monthly interest payment is increasing as a result of an increase in the mortgage interest rate on the related adjustment date. The combination of these two factors occurring simultaneously may significantly increase the risk of default of such mortgage loan.

In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.

Information relating to interest only mortgage loans is set forth in Appendix A.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher Than on Other Mortgage Loans

Approximately 3.50% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There Are Risks Relating to Second Lien Mortgage Loans

Mortgage loans that have been originated simultaneously with a second lien mortgage loan may or may not be included in the trust. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have second lien mortgage loans behind them because mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain second lien mortgage loans at any time subsequent to the date of origination of their first lien mortgage loan from the originator or from any other lender. See the table with the heading “Original Combined Loan-To-Value Ratios” in Appendix A of this free writing prospectus.

There Are Risks Relating to Subordinate Loans

Approximately 3.44% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the offered certificates.

FICO Scores May Not Accurately Predict the Likelihood of Default

The sponsor generally uses FICO scores as part of its underwriting process. The table appearing in Appendix A shows FICO scores for the mortgagors obtained at the time of origination of their mortgage loans. A FICO score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the expected life of a mortgage loan. Furthermore, FICO scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, FICO scores do not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower’s current FICO score, the actual performance of any mortgage loan or that a particular FICO score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Decrement and Sensitivity Tables are Based Upon Assumptions and Models

The decrement tables set forth in Appendix C have been prepared on the basis of the structuring assumptions described under “Prepayment and Yield Considerations” and the characteristics of the assumed mortgage loans set forth in the table appearing in Appendix B. There will likely be discrepancies between the characteristics of the actual mortgage loans included in the mortgage pool and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial principal balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables, the principal balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

The models used in this free writing prospectus for prepayments also do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans will prepay at any of the rates specified. The assumed percentages of the applicable prepayment assumptions shown in the Appendices are for illustrative purposes only. For a description of the prepayment assumptions, see “Prepayment and Yield Considerations” in this free writing prospectus. The actual rates of prepayment of the mortgage loans may not correspond to any of the assumptions made in this free writing prospectus. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables appearing in Appendix C.

United States Military Operations May Increase Risk of Shortfalls in Interest

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as it may be amended from time to time, or any comparable state law will apply. A substantial portion of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which will be borne by all classes of interest-bearing certificates, to the extent not covered by the monthly excess interest amount for the applicable distribution date. None of the depositor, the sponsor, the servicer, the underwriter or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Description of the Certificates—Interest Distributions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

FORWARD LOOKING STATEMENTS

This free writing prospectus and the prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under “Risk Factors” and “Prepayment and Yield Considerations” and in the Appendices. Forward-looking statements are also found elsewhere in this free writing prospectus and the prospectus, and may be identified by, among other things, accompanying language including the words “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor’s control. These forward-looking statements speak only as of the date of this free writing prospectus. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Depositor’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

THE SPONSOR

The Sponsor, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

See “The Sponsor,” “The Sponsor’s Mortgage Loan Programs,” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements” in the prospectus for more information about the Sponsor, its securitization programs, underwriting criteria and procedures used to originate the Mortgage Loans and its material roles and duties in this securitization.

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior originations and purchases of Subprime First Lien Loans and Subprime Second Lien Loans is available on the internet at http://www.securitieslink.com/staticpools.

Without charge or registration, by clicking on the links in the row entitled “WFHET 2007-1,” investors can view on this website the following information:

•	summary information regarding original characteristics of the Sponsor’s prior originations and purchases of Subprime First Lien Loans and Subprime Second Lien Loans; and

•

delinquency, cumulative loss, and prepayment information by vintage year for the five years preceding the date of first use of this free writing prospectus regarding the Sponsor’s prior originations and purchases of Subprime First Lien Loans and Subprime Second Lien Loans.

In the event any changes or updates are made to the information available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 7430 New Technology Way, Frederick, Maryland 21703 Attention: Vice President, Structured Finance, telephone number (301) 846-8881.

The static pool reports available on the Sponsor’s website relating to any information prior to January 1, 2006 are not deemed to be part of this free writing prospectus, the prospectus or the Depositor’s registration statement.

Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool performance. See “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Underwriting” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the Sponsor’s static pool performance data may not be indicative of the future performance of the Mortgage Loans.

For additional information concerning the static pool information available on the website set forth above, see “Static Pool Information” in the prospectus.

THE DEPOSITOR

Wells Fargo Asset Securities Corporation (the “Depositor”) is a direct, wholly owned subsidiary of Wells Fargo Bank, N.A. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to certain breaches of representations and warranties or as a result of defective documentation, repurchasing at its option certain Mortgage Loans that have become delinquent, repurchasing Mortgage Loans that are required to be transferred to the Sponsor in order to permit the Sponsor to exercise rights that it may have against the originator of the Mortgage Loans or, in the circumstances described in the prospectus under “Description of the Securities—Termination” repurchasing all of the Mortgage Loans (provided there is no majority holder of the Class CE Certificates).

The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

See “The Depositor” in the prospectus for more information about the Depositor.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust (the “Trust”), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement. The Trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31. The Trust will be administered by the Trustee and the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement.

THE TRUSTEE

HSBC Bank USA, National Association (“HSBC Bank”) will act as trustee (the “Trustee”) under the Pooling and Servicing Agreement. HSBC Bank is a national banking association. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust or at such other address as the Trustee may designate from time to time.

HSBC Bank has been, and currently is, serving as trustee for numerous securities transactions involving similar residential mortgage pool assets to those found in this transaction.

The Trustee has limited administrative responsibilities under the terms of the Pooling and Servicing Agreement. The Trustee is not responsible for securities administration, does not monitor access to and activity in the Distribution Account or compliance with covenants in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee will be required to make Advances to the limited extent described herein if the Servicer fails to make an Advance required under the Pooling and Servicing Agreement. See “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—The Trustee” in the prospectus for more information about the Trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

THE SECURITIES ADMINISTRATOR

The Corporate Trust Services division of Wells Fargo Bank will act as securities administrator (the “Securities Administrator”). Wells Fargo Bank’s principal office for purposes of securities administration is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and the office for certificate transfer services is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. The telephone number of the Securities Administrator is (410) 884-2000. In such capacity, the Securities Administrator is responsible for pool performance calculation, distribution calculations, the preparation of monthly distribution reports and the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements), and annual reports on Form 10-K and certain reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

The assessment of compliance with applicable servicing criteria prepared by the Corporate Trust Services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration and master servicing functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. Such assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. Such assessment further states that all necessary adjustments to Wells Fargo Bank’s Corporate Trust Services Division data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the Pooling and Servicing Agreement, any good faith interpretation of the Securities Administrator of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Securities Administrator concludes are ambiguous or unclear will be binding on certificateholders.

See “The Sponsor” in the prospectus for more information about Wells Fargo Bank.

PAYING AGENT

The Corporate Trust Services division of Wells Fargo Bank will also act as paying agent (the “Paying Agent”) under the Pooling and Servicing Agreement. The Paying Agent is responsible for making distributions to certificateholders. For so long as the Paying Agent and the Securities Administrator are the same entity, on each Distribution Date the Paying Agent will make withdrawals from the Distribution Account to make payments to certificateholders. If the Paying Agent and the Securities Administrator are no longer the same entity, the Paying Agent will establish and maintain a separate trust account (the “Payment Account”) and on the business day prior to each Distribution Date, the Securities Administrator will deposit funds from the Distribution Account into the Payment Account and the Paying Agent will make payments to certificateholders with the funds in the Payment Account on the related Distribution Date.

See “The Sponsor” in the prospectus for more information about Wells Fargo Bank.

THE SERVICER

The Sponsor, as “Servicer,” will service all of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. Among other things, the Servicer is obligated to advance delinquent payments of principal and interest with respect to the Mortgage Loans to the extent it deems these payments to be recoverable. As of the date of this free writing prospectus, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, although the Servicer has not engaged any subservicers as of the date of this free writing prospectus. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

See “The Sponsor” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements” in the prospectus for more information about the Servicer, the Servicer’s experience, its servicing procedures and its obligations under the Pooling and Servicing Agreement.

All of the Mortgage Loans will be Type 2 Loans. See “Description of the Securities—Available Funds” in the prospectus.

See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements” in the prospectus.

THE CUSTODIAN

The Corporate Trust Services division of Wells Fargo Bank will act as custodian (the “Custodian”) of the mortgage files pursuant to the custodial agreement, dated the Closing Date (the “Custodial Agreement”) among the Trustee, the Depositor, the Servicer and the Custodian. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. The mortgage files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis,

Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” in the prospectus for more information about the Custodian and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

THE INTEREST RATE SWAP PROVIDER

Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC.”

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

Based on the Group’s unaudited financial information for the year ended 31 December 2006, the Group had total assets of £996,503 million (2005: £924,170 million), total net loans and advances1 of £313,226 million (2005: £300,001 million), total deposits2 of £336,316 million (2005: £313,811 million), and total shareholders’ equity of £27,106 million (2005: £24,243 million) (including minority interests of £1,685 million (2005: £1,578 million)). The profit before tax of the Group for the year ended 31 December 2006 was £7,197 million (2005: £5,311 million) after impairment charges on loans and advances and other credit provisions of £2,154 million (2005: £1,571 million). The financial information in this paragraph is extracted from the unaudited Results Announcement of the Group for the year ended 31 December 2006.

Barclays Bank PLC is an affiliate of the Underwriter.

ROLES OF WELLS FARGO BANK

As discussed herein, Wells Fargo Bank is the Sponsor and will act as the Securities Administrator, the Paying Agent, the Custodian and the Servicer with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Securities Administrator, Paying Agent and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See “Summary Information—Affiliations” in this free writing prospectus.

[1]	Total net loans and advances include balances relating to both bank and customer accounts.
[2]	Total deposits include deposits from bank and customer accounts.

DESCRIPTION OF THE CERTIFICATES

General

The Trust will issue three Classes of senior certificates designated as the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the “Class A Certificates” or the “Senior Certificates”). The Trust will also issue (i) six Classes of subordinated Class M Certificates (collectively, the “Class M Certificates”) designated as the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, (ii) three Classes of subordinated Class B Certificates (collectively, the “Class B Certificates” and, collectively with the Class A and Class M Certificates, the “LIBOR Certificates”) designated as the Class B-1, Class B-2 and Class B-3 Certificates, (iii) the Class CE Certificates (the “Class CE Certificates” and, collectively with the Class M and Class B Certificates, the “Subordinated Certificates”), (iv) the Class P Certificates (the “Class P Certificates”) and (v) one Class of residual certificates designated as the Class R Certificates (the “Residual Certificates”). The LIBOR Certificates, the Class CE Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the “Certificates.” Only the Class A, Class M and Class B Certificates are offered hereby (collectively, the “Offered Certificates”).

The Offered Certificates will have the respective original Principal Balances specified in the table beginning on page 7 hereof. Any difference between the total Principal Balance of the Certificates as of the date of issuance of the Certificates and the approximate total initial Principal Balance of the Certificates as of the date of this free writing prospectus will not exceed 5% of the total initial Principal Balance of the Certificates. The Offered Certificates will be issued initially in the forms and denominations set forth in the table beginning on page 7.

Distributions on the Certificates will be made by the Paying Agent on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the applicable Record Date. The “Record Date” with respect to each Distribution Date and the Offered Certificates is the business day immediately preceding such Distribution Date; provided, however, that if any Offered Certificates become Definitive Certificates, the Record Date for such Certificates will be the last business day of the preceding month.

Allocation of Available Funds

Distributions to holders of each Class of Certificates will be made on each Distribution Date from Available Funds. “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee, and amounts payable to the Securities Administrator, the Paying Agent and the Trustee in respect of certain expenses and indemnification:

(i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date;

(ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties), Insurance Proceeds (including any payments received under any LPMI Policy), condemnation proceeds, Subsequent Recoveries and Liquidation Proceeds, net of certain expenses, received during the related Prepayment Period;

(iii) payments from the Servicer (or the Trustee to the extent not made by the Servicer) in connection with Advances and payments from the Servicer in connection with Compensating Interest for such Distribution Date;

(iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Distribution Account during the related Prepayment Period;

(v) any Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period;

(vi) any Reimbursement Amount deposited to the Distribution Account during the related Prepayment Period; and

(vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

Available Funds excludes any prepayment penalties received by the Servicer with respect to the Mortgage Loans. Any such prepayment penalties will be distributed to the holders of the Class P Certificates and no other Class of Certificates will have any entitlement to receive such amounts under any circumstances.

The “Collection Period” with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

The “Prepayment Period” with respect to any Distribution Date is a Prior Month Receipt Period. See “Description of the Securities—Available Funds” in the prospectus for a description of Prior Month Receipt Period.

The “Termination Price” is equal to the sum of (a) the unpaid principal balance of each Mortgage Loan plus accrued and unpaid interest, (b) the fair market value of other property (including any REO Property) in the Trust Fund and (c) the amount of any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Interest Distributions

On each Distribution Date, the Paying Agent will distribute the Interest Remittance Amount in the following order of priority to the extent available:

first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

third, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

fourth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

fifth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

sixth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

seventh, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

eighth, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

ninth, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

tenth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

eleventh, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

twelfth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the “Monthly Excess Interest Amount” for such Distribution Date, will be applied as described below under “—Application of Monthly Excess Cashflow Amounts.”

On any Distribution Date, any Relief Act Shortfalls, any Prepayment Interest Shortfalls resulting from prepayments in full, to the extent not covered by Compensating Interest paid by the Servicer, and any Prepayment Interest Shortfalls resulting from partial principal prepayments (the total of such amounts for any Distribution Date, the “Current Interest Shortfall”), will be allocated first, to reduce any Monthly Excess Interest Amount for such Distribution Date, and thereafter, to reduce the Accrued Certificate Interest with respect to the interest-bearing Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date without regard to the allocation of these shortfalls. The holders of the interest-bearing Certificates will not be entitled to reimbursement for any such interest shortfalls.

“Accrued Certificate Interest” for each Class of interest-bearing Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Principal Balance of such Class of Certificates, minus such Class’s Interest Percentage of the excess of (i) the Current Interest Shortfall for such Distribution Date, if any, over (ii) the Monthly Excess Interest Amount for such Distribution Date.

The “Interest Accrual Period” for any Distribution Date and the interest-bearing Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. The Class CE, Class P and Residual Certificates do not accrue interest.

The “Interest Carry Forward Amount” means for any Class of interest-bearing Certificates and any Distribution Date, the sum of (a) the excess, if any, of (i) the Accrued Certificate Interest for the prior Distribution Date and any Interest Carry Forward Amount for the prior Distribution Date, over (ii) the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

The “Interest Percentage” is, with respect to any Class of interest-bearing Certificates and any Distribution Date, the ratio of the Accrued Certificate Interest for such Class to the Accrued Certificate Interest for all Classes of interest-bearing Certificates, in each case with respect to such Distribution Date and without regard to any Current Interest Shortfall.

The “Interest Remittance Amount” means as of any Distribution Date, the excess of:

(a) the sum, without duplication, of:

(i) all interest collected with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer or the Trustee, as applicable, on the Mortgage Loans with respect to the related Collection Period (less the Servicing Fee for the Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances with respect to the Mortgage Loans (as described in the prospectus under “Description of the Securities—Advances in Respect of Delinquencies”), amounts in respect of indemnification and other reimbursable expenses pursuant to the Pooling and Servicing Agreement);

(ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the Mortgage Loans;

(iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, Termination Price, Liquidation Proceeds (net of certain expenses), Subsequent Recoveries or Insurance Proceeds (including any payments received under the LPMI Policies) relating to interest with respect to the Mortgage Loans received during the related Prepayment Period; and

(iv) the portion of any Reimbursement Amount relating to interest on the Mortgage Loans received during the related Prepayment Period.

over (b) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap

Provider resulting from a Swap Provider Trigger Event and without duplication of any previously paid Replacement Swap Provider Payment).

“Relief Act Shortfalls” are any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Relief Act or similar state laws.

Principal Distributions

(I) With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

first, (a) with respect to each Distribution Date on or prior to the Subordination Depletion Date, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates and (b) with respect to each Distribution Date after the Subordination Depletion Date, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata;

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates; and

third, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under “—Application of Monthly Excess Cashflow Amounts.”

(II) With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

first, (a) with respect to each Distribution Date on or prior to the Subordination Depletion Date, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to the Senior Principal Distribution Amount and (b) with respect to each Distribution Date after the Subordination Depletion Date, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, up to an amount equal to the Senior Principal Distribution Amount;

second, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount;

third, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount;

fourth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount;

fifth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount;

sixth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount;

seventh, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount;

eighth, to the Class B-1 Certificates, up to the Class B-1 Principal Distribution Amount;

ninth, to the Class B-2 Certificates, up to the Class B-2 Principal Distribution Amount;

tenth, to the Class B-3 Certificates, up to the Class B-3 Principal Distribution Amount; and

eleventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under “—Application of Monthly Excess Cashflow Amounts.”

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“Class B-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such

Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 89.90% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class B-2 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking payments into account the payments of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class B-1 Certificates (after taking payments into account the payments of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 92.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class B-3 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 94.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class M-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 68.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 74.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 77.80% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor

“Class M-4 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 81.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 84.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of

(i) approximately 87.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

“Extra Principal Distribution Amount” means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date, after reduction (but not below zero) by any Current Interest Shortfall and (y) the Overcollateralization Deficiency for such Distribution Date.

“Overcollateralization Amount” means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Principal Balance of all Classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Principal Balance as a result of Subsequent Recoveries).

“Overcollateralization Deficiency” means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

“Overcollateralization Floor” means as of any Distribution Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

“Overcollateralization Release Amount” means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the LIBOR Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

The “Principal Balance” with respect to any Class of Certificates (other than the Class CE, Class P and Residual Certificates, which have no Principal Balance) and any Distribution Date, will equal the principal balance of such Class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

•	all amounts distributed on previous Distribution Dates on such Class on account of principal; and

•	any Applied Realized Loss Amounts allocated to such Class for previous Distribution Dates;

and increased by:

•	any Subsequent Recoveries allocated to such Class for previous Distribution Dates.

“Principal Distribution Amount” means as of any Distribution Date, (a) the sum of (i) the Principal Remittance Amount and (ii) the Extra Principal Distribution Amount, if any, minus (b) the Overcollateralization Release Amount, if any.

“Principal Remittance Amount” means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the excess of:

(a) the sum (less amounts available for reimbursement of Advances and Servicing Advances (as described in the prospectus under “Description of the Securities—Advances in Respect of Delinquencies”), amounts in respect of indemnification and other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period:

(i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances with respect thereto,

(ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period,

(iii) the Insurance Proceeds (including any amounts received under the LPMI Policies), Subsequent Recoveries and Liquidation Proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period,

(iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period,

(v) any Substitution Adjustments received during the related Prepayment Period, and

(vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal;

over (b) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event and without duplication of any previously paid Replacement Swap Provider Payment) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (b) of the definition of “Interest Remittance Amount”), the amount of such excess.

“Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Principal Balance of the Class M and Class B Certificates after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

“Senior Principal Distribution Amount” means as of any Distribution Date, the excess of (a) the aggregate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 59.80% and (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the Overcollateralization Floor.

“Senior Specified Enhancement Percentage” means approximately 40.20%.

“60+ Day Delinquent Loan” means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

“Stepdown Date” means the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Principal Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in April 2010 and (y) the Distribution Date on which the Senior Enhancement Percentage for the prior Distribution Date is greater than or equal to the Senior Specified Enhancement Percentage.

“Subordination Depletion Date” means the Distribution Date on which the aggregate Principal Balance of the Class M and Class B Certificates is reduced to zero and the Overcollateralization Amount is reduced to zero.

“Subsequent Recovery” means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, the portion of such amount attributable to interest will be included as part of the Interest Remittance Amount and the portion of such amount attributable to principal will be included as part of the Principal Remittance Amount for the Distribution Date relating to the Prepayment Period in which received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the Class of Subordinated Certificates (other than the Class CE Certificates) then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the Class with the next highest distribution priority), and the Principal Balance of such Class or Classes of Subordinated Certificates will be increased by the same amount.

“Targeted Overcollateralization Amount” means as of any Distribution Date, (x) prior to the Stepdown Date, approximately 2.95% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred for such Distribution Date, the greater of (a) approximately 5.90% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for such Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

The level of overcollateralization for any Distribution Date is required to be equal to or greater than the Targeted Overcollateralization Amount.

A “Trigger Event” has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds 41.76% of the Senior Enhancement Percentage for the prior Distribution Date or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
April 2009 through March 2010	1.550% for the first month, plus an additional 1/12th of 1.850% for each month thereafter
April 2010 through March 2011	3.400% for the first month, plus an additional 1/12th of 1.950% for each month thereafter
April 2011 through March 2012	5.350% for the first month, plus an additional 1/12th of 1.550% for each month thereafter
April 2012 through March 2013	6.900% for the first month, plus an additional 1/12th of 0.800% for each month thereafter
April 2013 and thereafter	7.700%

“Unpaid Realized Loss Amount” means for any Class of Class M or Class B Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates, as described under “—Allocation of Losses” below, over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class, (b) the cumulative amount of any Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such Class for all prior Distribution Dates out of funds in the Supplemental Interest Trust Account.

Allocation of Losses

Realized Losses will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess Cashflow Amount, to the extent available, to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries, the aggregate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated, sequentially, to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective Principal Balances are reduced to zero. Any such reduction of a Principal Balance will not be reversed or reinstated unless there are Subsequent Recoveries; provided, however, that once the Principal Balance of a Class is reduced to zero, such Class will not be entitled to any Subsequent Recoveries. The amount of any allocation of such excess in reduction of a Principal Balance of a Class M or Class B Certificate is referred to as an “Applied Realized Loss Amount.” The Principal Balances of the Senior Certificates will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay such Classes of Certificates all interest and principal amounts to which they are entitled.

Application of Monthly Excess Cashflow Amounts

The interest rates on Mortgage Loans are generally expected to be higher than the interest rates on the Certificates and the fees and expenses of the Trust (including, but not limited to, Servicing Fees), thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period less any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment (not resulting from a Swap Provider Trigger Event and without duplication of any previously paid Replacement Swap Provider Payment) payable to the Swap Provider, together with interest on the Overcollateralization Amount itself, is the “Monthly Excess Interest Amount.”

The “Net Mortgage Interest Rate” for each Mortgage Loan is the applicable Mortgage Interest Rate less the Servicing Fee Rate.

If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount and any Net Swap Payments received from the Swap Provider, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Interest Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or “stepdown.” If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund.

On any Distribution Date, the sum of (a) the Monthly Excess Interest Amount remaining after the application of such amount to cover any Current Interest Shortfall and to fund the Extra Principal Distribution Amount, (b) the Overcollateralization Release Amount and (c) any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates (other than the Class CE, Class P and Residual Certificates) is the “Monthly Excess Cashflow Amount,” which is required to be applied in the following order of priority (the “Monthly Excess Cashflow Allocation”) on such Distribution Date:

(i) to the Class M-1 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(ii) to the Class M-1 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(iii) to the Class M-1 Certificates, the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

(iv) to the Class M-2 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(v) to the Class M-2 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(vi) to the Class M-2 Certificates, the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

(vii) to the Class M-3 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(viii) to the Class M-3 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(ix) to the Class M-3 Certificates, the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

(x) to the Class M-4 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(xi) to the Class M-4 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(xii) to the Class M-4 Certificates, the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

(xiii) to the Class M-5 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(xiv) to the Class M-5 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(xv) to the Class M-5 Certificates, the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

(xvi) to the Class M-6 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(xvii) to the Class M-6 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(xviii) to the Class M-6 Certificates, the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

(xix) to the Class B-1 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(xx) to the Class B-1 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(xxi) to the Class B-1 Certificates, the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

(xxii) to the Class B-2 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(xxiii) to the Class B-2 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(xxiv) to the Class B-2 Certificates, the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

(xxv) to the Class B-3 Certificates, any remaining Accrued Certificate Interest thereon for such Distribution Date;

(xxvi) to the Class B-3 Certificates, any Interest Carry Forward Amount thereon for such Distribution Date;

(xxvii) to the Class B-3 Certificates, the Class B-3 Realized Loss Amortization Amount for such Distribution Date;

(xxviii) to the Excess Reserve Fund Account, any Cap Carryover Amounts (without regard to Net Swap Payments made by the Swap Provider) for such Distribution Date;

(xxix) to the Supplemental Interest Trust Account, any Swap Termination Payments resulting from a Swap Provider Trigger Event (without duplication of any Replacement Swap Provider Payment) for such Distribution Date; and

(xxx) to the Class CE Certificates, in the amounts specified in the Pooling and Servicing Agreement.

Once the Principal Balance of a LIBOR Certificate is reduced to zero, it will no longer be entitled to distributions from the Monthly Excess Cashflow Amount to pay any remaining Cap Carryover Amount and any unpaid Realized Loss Amortization Amount.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“Class B-1 Realized Loss Amortization Amount” means as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xx) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class B-2 Realized Loss Amortization Amount” means as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxiii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class B-3 Realized Loss Amortization Amount” means as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amounts for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxvi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class M-1 Realized Loss Amortization Amount” means as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) and (ii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class M-2 Realized Loss Amortization Amount” means as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class M-3 Realized Loss Amortization Amount” means as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class M-4 Realized Loss Amortization Amount” means as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class M-5 Realized Loss Amortization Amount” means as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Class M-6 Realized Loss Amortization Amount” means as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

“Realized Loss Amortization Amount” means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount and the Class B-3 Realized Loss Amortization Amount.

Pass-Through Rates

Interest for each Distribution Date will accrue on the interest-bearing Certificates during the related Interest Accrual Period at a per annum rate (the “Pass-Through Rate”) equal to the lesser of (i) one-month LIBOR plus the applicable margin set forth in the table beginning on page 7 (the “Formula Rate”) and (ii) the Pool Cap for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date, each of the margins will be “stepped-up” to the applicable margin set forth in the table beginning on page 7 if the optional termination right is not exercised.

The Formula Rate (including the determination of one-month LIBOR) for each Class of interest-bearing Certificates will be determined by the Securities Administrator as described in the prospectus under “Description of the Securities—Pass-Through Rates and Interest Rates Based on LIBOR” and may be obtained by telephoning the Securities Administrator at (301) 815-6600.

The “Pool Cap” for any Distribution Date and for the interest-bearing Certificates will be (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust solely from Available Funds and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

If on any Distribution Date, the Accrued Certificate Interest for any Class of interest-bearing Certificates is based on the Pool Cap, the excess of (i) the amount of Accrued Certificate Interest such Class would have been entitled to receive on such Distribution Date based on its Formula Rate over (ii) the amount of interest such Class received on such Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate on such Class) will be the “Cap Carryover Amount.” Any Cap Carryover Amount for any Certificates will be paid on the same or future Distribution Dates from the Excess Reserve Fund Account, which is funded from the Monthly Excess Cashflow Amount prior to payment to the Swap Provider of any Swap Termination Payment resulting from a Swap Provider Trigger Event and prior to any distributions to the Class CE Certificates. Any Cap Carryover Amounts will be paid from distributions from the Excess Reserve Fund Account in the priority specified under “—Excess Reserve Fund Account” and then, to the extent remaining unpaid, from distributions from the Supplemental Interest Trust in the priority specified under “—Supplemental Interest Trust Account” below.

The Interest Rate Swap Agreement

On or before the Closing Date, the Securities Administrator, on behalf of a separate trust formed pursuant to the Pooling and Servicing Agreement (the “Supplemental Interest Trust”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Barclays Bank PLC, as swap provider (the “Swap Provider”).

Prior to each Distribution Date beginning in April 2007 up to and including the Distribution Date in December 2011, the Securities Administrator will deposit into the Supplemental Interest Trust Account amounts, if any, owed to or received from the Swap Provider from which distributions as described under “—Supplemental Interest Trust Account” below will be made. The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but not of any REMIC.

Under the Interest Rate Swap Agreement, prior to each Distribution Date up to and including the Distribution Date in December 2011, the Securities Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount equal to the product of (x) the fixed rate for such Distribution Date, (y) the swap notional amount for such Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Securities Administrator, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the swap notional amount for such Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net swap payment will be required to be made prior to each Distribution Date (each such net swap payment, a “Net Swap Payment”) (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

The fixed rate and swap notional amount for the Interest Rate Swap Agreement and each Distribution Date are as set forth in Annex I to this free writing prospectus.

The Interest Rate Swap Agreement will terminate immediately after the 57th Distribution Date unless terminated earlier upon the occurrence of a Swap Default, a Termination Event or an Additional Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that, with the giving of notice or lapse of time or both, would become a Swap Default, in each case in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Swap Early Termination has occurred nor has a termination date been effectively designated by the Swap Provider or the Securities Administrator under the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date; provided that the Supplemental Interest Trust shall not have the right to terminate the Interest Rate Swap Agreement due to a Second Trigger Ratings Termination Event if no replacement swap provider that satisfies the Second Trigger Ratings Threshold is willing to replace the Swap Provider under the Interest Rate Swap Agreement. With respect to Termination Events (including Additional Termination Events), an early termination date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice, and in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust Account prior to the related Distribution Date, and, until paid in full, prior to any subsequent Distribution Dates.

Amounts on deposit in the Supplemental Interest Trust Account used to pay the Swap Provider (other than amounts used to pay a Swap Termination Payment resulting from a Swap Provider Trigger Event) are deposited prior to interest distributions and principal distributions (solely to the extent that interest distributions are not sufficient to fund such swap termination payment) on the Certificates. Therefore, any payments made to the Swap

Provider from the Supplemental Interest Trust (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event), are senior in priority to principal and interest distributions on the Certificates. Any Swap Termination Payment resulting from a Swap Provider Trigger Event owed by the Supplemental Interest Trust to the Swap Provider shall be paid by the Supplemental Interest Trust from funds deposited into the Supplemental Interest Trust Account after distributions to the Certificates (other than the Class CE, Class P and Residual Certificates) in accordance with the priorities set forth under “Description of the Certificates—Application of Monthly Excess Cashflow Amounts.”

Upon a Swap Early Termination, the Securities Administrator, at the direction of the Depositor, will enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Securities Administrator will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. However, to the extent any Replacement Swap Provider Payment is to be received by the Supplemental Interest Trust, the Securities Administrator will deposit such amount received from the replacement swap provider into the Supplemental Interest Trust Account. The Swap Provider that is being replaced will have first priority to those payments over certificateholders and the Supplemental Interest Trust will pay from the Supplemental Interest Trust Account to the Swap Provider the amount so received (to the extent a Swap Termination Payment has not been previously paid) immediately upon receipt. However, to the extent the Replacement Swap Provider Payment received by the Supplemental Interest Trust is less than the Swap Termination Payment owed to the Swap Provider being replaced, any remaining amounts will be paid to the Swap Provider on the subsequent Distribution Date in accordance with the priority of payments described under “Description of the Certificates — Supplemental Interest Trust Account.”

If the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the Interest Rate Swap Agreement is terminated, interest distributable on the Certificates will be paid from amounts received on the Mortgage Loans without the benefit of the Interest Rate Swap Agreement or a substitute interest rate swap agreement.

On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the Interest Rate Swap Agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the Interest Rate Swap Agreement (including but not limited to consent of the Securities Administrator), assign its obligations under the Interest Rate Swap Agreement to any institution, (iii) the Interest Rate Swap Agreement may be amended and/or (iv) the Interest Rate Swap Agreement may be terminated or replaced.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“Affected Party” means an Affected Party as defined in the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement include, among other things, the following events of default (in each case, as set forth in the Interest Rate Swap Agreement) under the International Swap and Derivatives Association, Inc. Master Agreement, dated the Closing Date (the “ISDA Master”), between the Swap Provider and the Securities Administrator:

•	failure to pay or deliver;

•	bankruptcy and insolvency events with respect to the Supplemental Interest Trust and the Swap Provider;

•	a merger by the Swap Provider or the Supplemental Interest Trust without an assumption of the obligations under the Interest Rate Swap Agreement;

•	cross-default (in respect of the Swap Provider only);

•	breach of agreement (in respect of the Swap Provider only);

•	breach of representation (in respect of the Swap Provider only); and

•	credit support default.

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency (other than Moody’s) shall have been given ten calendar days (or such shorter period as is acceptable to each Rating Agency (other than Moody’s)) prior notice of that action and that each of the Rating Agencies (other than Moody’s) shall have notified the Securities Administrator in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

A “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.

A “Swap Early Termination” means the occurrence of an early termination date under the Interest Rate Swap Agreement.

A “Swap Provider Trigger Event” means any of the following events: (i) an Event of Default under the Interest Rate Swap Agreement with respect to the Swap Provider, (ii) a Termination Event under the Interest Rate Swap Agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

A “Termination Event” under the Interest Rate Swap Agreement consists of the following events (in each case, as set forth in the Interest Rate Swap Agreement) under the ISDA Master:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•

a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts), and

•	a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party).

In addition, there are “Additional Termination Events” under the Interest Rate Swap Agreement consisting of the following events:

•

upon the irrevocable direction to dissolve or otherwise terminate the Trust (including, but not limited to, the optional termination of the Trust as described under “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this free writing prospectus) in which all assets of the Trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

•	if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required, and

•	upon a First Trigger Ratings Termination Event or a Second Trigger Ratings Termination Event.

“First Trigger Ratings Termination Event” will occur if (x) any of the Rating Agencies downgrades the Swap Provider (or its guarantor) below the First Trigger Ratings Threshold or Fitch withdraws its ratings of the Swap Provider and (y) none of the following events has occurred (except to the extent otherwise approved by the Rating Agencies):

•

within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the Swap Provider (or its guarantor) transfers the Interest Rate Swap Agreement, in whole, but not in part, to a swap provider that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the Interest Rate Swap Agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the Interest Rate Swap Agreement;

•

within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the Swap Provider (or its guarantor) collateralizes its exposure to the Trust pursuant to the ISDA Credit Support Annex entered into on the Closing Date by the Swap Provider and the Trust (the “ISDA Credit Support Annex”); or

•

within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the Interest Rate Swap Agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the Interest Rate Swap Agreement.

“First Trigger Ratings Threshold” means, with respect to a swap provider or entity guaranteeing the obligations of such swap provider, (x) either (i) if such swap provider or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) by Moody’s, a Long-Term Rating of at least “A1” by Moody’s or (ii) if such swap provider or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Short-Term Rating”) by Moody’s, a Long-Term Rating of at least “A2” by Moody’s and a Short-Term Rating of at least “P-1” by Moody’s; and (y) a Short-Term Rating of at least “F1” by Fitch and a Long-Term Rating of at least “A” by Fitch.

A “Second Trigger Ratings Termination Event” will occur if (x) any of the Rating Agencies downgrades the Swap Provider (or its guarantor) below the Second Trigger Ratings Threshold or the Swap Provider (or its guarantor) has its rating by Moody’s withdrawn and (y) neither of the following events has occurred (except to the extent otherwise approved by the Rating Agencies): (1) within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the Swap Provider (or its guarantor) at its sole cost and expense transfers the Interest Rate Swap Agreement, in whole, but not in part, to a swap provider that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the Interest Rate Swap Agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the Interest Rate Swap Agreement; or (2) within the time period specified in the Interest Rate Swap Agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the Interest Rate Swap Agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the Interest Rate Swap Agreement. Within the time period specified in the Interest Rate Swap Agreement and pending compliance with (1) or (2), the Swap Provider (or its guarantor) will be required to collateralize its exposure to the Trust pursuant to the ISDA Credit Support Annex.

“Second Trigger Ratings Threshold” means, with respect to a swap provider or entity guaranteeing the obligations of such swap provider, (x) either (i) if such swap provider or entity has only a Long-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s or (ii) if such swap provider or entity has both a Long-Term Rating and a Short-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s and a Short-Term Rating of at least “P-2” by Moody’s; and (y) (i) a Long-Term Rating of at least “BBB-“ or a Short Term Rating of “F3”, if applicable, by Fitch.

It may also be an “additional termination event” under the interest rate swap agreement if it is determined at any time that the Depositor, acting on behalf of the Issuing Entity, is required, for purposes of compliance with Item 1115(b)(1) or (b)(2) Regulation AB (17 C.F.R. 229) (“Regulation AB”), to disclose any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be required, at its own expense, to (a) provide to the Depositor the required financial data, (b) select a successor Swap Provider who will provide the required financial data or (c) obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the Swap Provider does not comply with the immediately preceding sentence, then it will be an “additional termination event” and the Swap Provider or the Supplemental Interest Trust may be required to make a termination payment under the Interest Rate Swap Agreement.

As of the date of this free writing prospectus, the Interest Rate Swap Agreement had a “significance percentage,” as defined in Regulation AB, of less than 10%.

Supplemental Interest Trust Account

For any Distribution Date on which the Interest Rate Swap Agreement is in effect, the Securities Administrator will be required to deposit into an account (the “Supplemental Interest Trust Account”) established by the Securities Administrator, any Swap Termination Payment (including a Swap Termination Payment resulting from a Swap Provider Trigger Event) and any Net Swap Payment. Any Net Swap Payment payable by the Supplemental Interest Trust and any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust on a Distribution Date (without duplication of any previously paid Replacement Swap Provider Payment), will be deducted from interest collections on the Mortgage Loans and, to the extent interest collections on the Mortgage Loans for such Distribution Date are insufficient to pay such amounts, from principal collections on the Mortgage Loans for such Distribution Date before any distributions on the Certificates for such Distribution Date. In addition, for any Distribution Date on which the Interest Rate Swap Agreement is in effect, any Swap Termination Payment resulting from a Swap Provider Trigger Event payable by the Supplemental Interest Trust will be deposited into the Supplemental Interest Trust Account pursuant to clause (xxix) of the Monthly Excess Cashflow Allocation.

Amounts on deposit in the Supplemental Interest Trust Account will be distributed in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Replacement Swap Provider Payment owed to the replaced Swap Provider and, without duplication, any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

third, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based on the Accrued Certificate Interest and Interest Carry Forward Amount remaining for each such Class), the Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount;

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

fifth, to the LIBOR Certificates to pay Cap Carryover Amounts in the following order of priority (after giving effect to payments made as described under “—Excess Reserve Fund Account” below):

(i) concurrently, to the Class A Certificates, pro rata (based on the outstanding Principal Balance of each such Class) any Cap Carryover Amount for such Class;

(ii) concurrently, to the Class A Certificates, pro rata (based on the remaining unpaid Cap Carryover Amount for each such Class after distributions pursuant to clause (i) above) any remaining Cap Carryover Amount for such Class after giving effect to any distributions pursuant to clause (i) above; and

(iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, any Cap Carryover Amount for such Class;

sixth, to the LIBOR Certificates to pay principal as described in clauses (I) and (II) under “Description of the Certificates—Principal Distributions” above, but only to the extent necessary to restore the Overcollateralization Amount to the Targeted Overcollateralization Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments of interest under “Description of the Certificates—Interest Distributions” and principal under “Description of the Certificates—Principal Distributions”;

seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Unpaid Realized Loss Amounts for each such Class, after payment of the applicable Realized Loss Amortization Amounts from the Monthly Excess Cashflow Amount;

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event owed to the Swap Provider (without duplication of any previously paid Replacement Swap Provider Payment) pursuant to the Interest Rate Swap Agreement for such Distribution Date; and

ninth, to the Class CE Certificates, any remaining amounts.

Amounts distributed to the Swap Provider pursuant to clauses first, second and eighth above are payable from amounts received on the Mortgage Loans.

Notwithstanding the foregoing, in the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor swap provider cannot be obtained, the Securities Administrator will be required to deposit the Swap Termination Payment into a reserve account which is a sub-account of the Supplemental Interest Trust Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Supplemental Interest Trust Account an amount equal to the amount of any Net Swap Payment due the Supplemental Interest Trust (calculated in accordance with the terms of the Interest Rate Swap Agreement) and treat such amount as a Net Swap Payment for purposes of determining the distributions from the Supplemental Interest Account. The remaining amount in the reserve account will remain in that account and will not be treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Trust Account until the final Distribution Date. We cannot assure you that the amount of the Swap Termination Payment deposited into the reserve account will be sufficient to enable the Securities Administrator to pay each Net Swap Payment that would have otherwise been payable by the Swap Provider on each subsequent Distribution Date.

In the event that the Supplemental Interest Trust enters into a replacement Interest Rate Swap Agreement and the Supplemental Interest Trust is entitled to receive a payment from a replacement swap provider (such payment, a “Replacement Swap Provider Payment”), the Securities Administrator will deposit such Replacement Swap Provider Payment to the Supplemental Interest Trust Account. Any Replacement Swap Provider Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be made from the Supplemental Interest Trust Account to the Swap Provider being replaced immediately upon receipt of such payment, regardless of whether the date of receipt is a Distribution Date. The Swap Provider being replaced will have first priority to any Replacement Swap Provider Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) over the payment by the Supplemental Interest Trust to certificateholders; provided that the total amount paid to the Swap Provider as a Swap Termination Payment and Replacement Swap Provider Payment will not exceed an amount equal to the Swap Termination Payment.

The Supplemental Interest Trust Account will not be an asset of any REMIC.

Excess Reserve Fund Account

Pursuant to the Pooling and Servicing Agreement, an account (the “Excess Reserve Fund Account”) will be established by the Securities Administrator as part of the Trust Fund. On each Distribution Date, amounts available to be distributed pursuant to clause (xxviii) of the Monthly Excess Cashflow Allocation will be deposited into the Excess Reserve Fund Account. The Excess Reserve Fund Account will be funded from the Monthly Excess Cashflow Amount prior to payment to the Swap Provider of any Swap Termination Payment resulting from a Swap Provider Trigger Event and prior to any distributions to the Class CE Certificates.

On each Distribution Date, the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account, to the extent available, in an amount equal to any Cap Carryover Amount for such Class, sequentially, as follows:

(i) concurrently, to the Class A Certificates, pro rata (based on the outstanding Principal Balance of each such Class) any Cap Carryover Amount for such Class;

(ii) concurrently, to the Class A Certificates, pro rata (based on the remaining unpaid Cap Carryover Amount for each such Class after distributions pursuant to clause (i) above) any remaining Cap Carryover Amount for such Class after giving effect to any distributions pursuant to clause (i) above; and

(iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, any Cap Carryover Amount for such Class.

In the event the Principal Balance of any Class of Class M or Class B Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of Subsequent Recoveries), such Class will not be entitled to receive Cap Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates (except to the extent that the Principal Balance is increased as a result of a Subsequent Recovery), even if funds are otherwise available for distribution. In the event any Class of Certificates is no longer outstanding, such Class will not be entitled to receive any Cap Carryover Amounts.

Any Cap Carryover Amount on any Class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that Class in the Excess Reserve Fund Account in accordance with the priorities set forth above and, to the extent of any Cap Carryover Amount remaining for a Class, from the Supplemental Interest Trust Account in the priority specified in “—Supplemental Interest Trust Account” above.

The Excess Reserve Fund Account will not be an asset of any REMIC.

DESCRIPTION OF THE MORTGAGE LOANS(1)

General

The mortgage loans to be included in the Trust Fund will be nonprime, fixed rate and adjustable rate, monthly pay, one- to four-family, residential first and second lien mortgage loans (the “Mortgage Loans”). The Mortgage Loans will have original terms to maturity ranging from approximately 10 to approximately 30 years. Some of the Mortgage Loans were made in connection with the relocation of employees of various corporate employers. Some of these corporate employers participate in the Sponsor’s relocation program. The Mortgage Loans are secured by first and second liens (the “Mortgages”) on one- to four-family residential properties (the “Mortgaged Properties”) and have the additional characteristics described herein and in the prospectus. The “Pool Balance” is equal to the aggregate unpaid principal balance of the Mortgage Loans as of any date of determination.

Approximately 95.39% of the Mortgage Loans (by aggregate unpaid principal balance) are Subprime First Lien Loans, approximately 3.44% of the Mortgage Loans (by aggregate unpaid principal balance) are Subprime Second Lien Loans (together with the Subprime First Lien Loans, the “Subprime Mortgage Loans”), evidencing a second lien that is subordinate to the rights of the mortgagee under a first mortgage, and approximately 1.17% of the Mortgage Loans (by aggregate unpaid principal balance) are Alt-A Minus Adjustable Rate Loans (collectively, the “Alt-A Minus Mortgage Loans”), evidencing first liens.

A “Fixed Rate Mortgage Loan” is a Mortgage Loan with a fixed interest rate, providing level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. An “Adjustable Rate Mortgage Loan” is a Mortgage Loan with an adjustable interest rate, having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts at either one, two or three years subsequent to the initial Due Date and thereafter at either six month or one year intervals (each such date, an “Adjustment Date”) over the term of the Mortgage Loan. On each Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan will adjust to the sum of the applicable Index and the number of basis points specified in the related Mortgage Note (the “Gross Margin”), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the Mortgage Interest Rate in effect prior to such adjustment by more than the amount specified in the Mortgage Note (the “Periodic Cap”) except for the initial adjustment which is subject to the initial cap. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime rate ceiling (the “Rate Ceiling”). Appendix A contains a table of the Rate Ceilings for the Adjustable Rate Mortgage Loans. Generally, the minimum Mortgage Interest Rate for a Mortgage Loan will be such Mortgage Loan’s initial Mortgage Interest Rate or Gross Margin. Some of the Mortgage Loans will require only payments of interest for a term specified in the related Mortgage Note (the “Interest Only Mortgage Loans”). With respect to Interest Only Mortgage Loans that are Adjustable Rate Mortgage Loans, on the first Due Date following each Adjustment Date for each such Mortgage

(1)

The descriptions in this free writing prospectus of the Trust and the properties securing the Mortgage Loans to be included in the Trust Fund are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Any Monthly Payments due on the Mortgage Loans in March 2007 will not be assigned to, or be a part of, the Trust Fund. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Fund (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Depositor otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Fund. The Depositor believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-off Date is representative of the characteristics as of the Cut-off Date of the Mortgage Loans to be included in the Trust Fund as it will be constituted at the time the Certificates are issued, although the aggregate unpaid principal balance of the Mortgage Loans included in the Trust Fund as of the Cut-off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Fund may vary. In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission.

Loan beginning with the Adjustment Date at the end of the interest-only period, the monthly payment for such Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the then-current Mortgage Interest Rate over its remaining scheduled term to maturity. With respect to the Interest Only Mortgage Loans that are Fixed Rate Mortgage Loans, at the end of the interest-only period, the monthly payment will be adjusted to provide for the payment of interest and principal.

If a mortgagor of an Interest Only Mortgage Loan makes a partial principal prepayment during the interest-only period, the monthly payment of such Mortgage Loan will be reduced to equal the amount of interest at the current Mortgage Interest Rate owed on the reduced principal balance.

Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a “Balloon Loan”). The Monthly Payment for each Balloon Loan is based on an amortization schedule of 360 or 480 months, except for the final payment (the “Balloon Payment”) which is due and payable on the 180th or 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan and may represent a substantial portion of the original principal balance of such Mortgage Loan. The Mortgage Pool includes both fixed rate and adjustable rate Balloon Loans. The Servicer will not make any advances with respect to the unpaid principal balance of a Balloon Loan remaining at maturity. See “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus. Appendix A contains information relating to the amount of Balloon Loans.

The Mortgage Loans were selected by the Sponsor from the Sponsor’s first and second lien, subprime, fixed and adjustable rate mortgage loans and the Sponsor’s first lien “alternative” adjustable rate mortgage loans, and were chosen to conform to the characteristics of mortgage loans eligible to be securitized in the Depositor’s WFHET securitization program. See “The Sponsor” in the prospectus.

Indexes

The index for approximately 99.79% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be Six-Month LIBOR (the “Six-Month LIBOR Index”). “Six-Month LIBOR” is defined as the average of interbank offered rates for six-month U.S. dollar deposits in the London market, as published in The Wall Street Journal and most recently available as of the date up to 45 days before the applicable Adjustment Date. In the event that the Six-Month LIBOR Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical averages of the Six-Month LIBOR Index for the months and years shown. The monthly averages shown are intended only to provide a historical summary of the movements in yields on the Six-Month LIBOR Index and may not be indicative of future rates. The source of the daily values of the Six-Month LIBOR Index used in determining the monthly averages shown below is Bloomberg Professional Services®.

	Year
Month	2007	2006	2005	2004	2003	2002
January	5.38%	4.73%	2.89%	1.19%	1.37%	1.93%
February	5.39	4.92	3.05	1.19	1.34	2.04
March		5.05	3.28	1.16	1.26	2.24
April		5.20	3.38	1.28	1.28	2.21
May		5.29	3.49	1.52	1.23	2.10
June		5.49	3.61	1.81	1.08	2.00
July		5.58	3.83	1.89	1.12	1.91
August		5.48	4.02	1.94	1.20	1.76
September		5.41	4.05	2.09	1.19	1.78
October		5.39	4.35	2.23	1.20	1.74
November		5.37	4.55	2.50	1.24	1.46
December		5.35	4.67	2.71	1.24	1.42

The index for approximately 0.21% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be the One-Year CMT Index (the “One-Year CMT Index” and, together with the Six-Month LIBOR Index, each an “Index”). “One-Year CMT” is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in the Federal Reserve Statistical Release H.15(519) and most recently available as of the date up to 45 days before the applicable Adjustment Date. In the event that the One-Year CMT Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical averages of the One-Year CMT Index for the months and years shown. The monthly averages shown are intended only to provide a historical summary of the movements in yields on the One-Year CMT Index and may not be indicative of future rates. The source of the daily values of the One-Year CMT Index used in determining the monthly averages shown below is Bloomberg Professional Services®.

	Year
Month	2007	2006	2005	2004	2003	2002
January	5.06%	4.45%	2.86%	1.24%	1.36%	2.16%
February	5.05	4.68	3.03	1.24	1.30	2.23
March		4.77	3.30	1.19	1.24	2.57
April		4.90	3.32	1.43	1.27	2.48
May		5.00	3.33	1.78	1.18	2.35
June		5.16	3.36	2.12	1.01	2.20
July		5.22	3.64	2.10	1.12	1.96
August		5.08	3.87	2.02	1.31	1.76
September		4.97	3.85	2.12	1.24	1.72
October		5.01	4.18	2.23	1.25	1.65
November		5.01	4.33	2.50	1.34	1.49
December		4.94	4.35	2.67	1.31	1.45

Interest on the Mortgage Loans is calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of such prepaid mortgage loan. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

As of the Cut-off Date, none of the Mortgage Loans were Delinquent and none of the Adjustable Rate Mortgage Loans had Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. Approximately 99.14% (by aggregate unpaid principal balance as of the Cut-off Date) of the Mortgage Loans have a Due Date on the first day of each month. Any Monthly Payments due on the Mortgage Loans in March 2007 will not be assigned to, or be a part of, the Trust.

Each of the Mortgage Loans is subject to a due-on-sale clause. See “Certain Legal Aspects of the Mortgage Loans—’Due-on-Sale’ Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due on Sale Provisions” in the prospectus.

Mortgage Loan Data Appearing in Appendix A

Appendix A contains tables setting forth certain characteristics of the Mortgage Loans. The balances and percentages set forth in such tables may not be exact due to rounding.

The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or purchased from other mortgage lenders. No other originator or group of affiliated originators, apart from the Sponsor or its affiliates, has originated or is expected to originate 10% or more (by aggregate unpaid principal balance as of the Cut-off Date) of the Mortgage Pool.

The Subprime Mortgage Loans were originated in accordance with Wells Fargo Bank’s “full” documentation program, “stated income, stated asset” documentation program and “lite” documentation program. The Alt-A Minus Mortgage Loans were originated in accordance with Wells Fargo Bank’s Full Documentation program, Stated program, with option of verification of assets, No Ratio program, with option of verification of assets, and No

Documentation program. For a description of these documentation programs, see “The Sponsor’s Mortgage Loan Programs” in the prospectus.

The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for a “rate/term” refinance purpose, substantially all of the proceeds are used to pay in full the unpaid principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing or for debt consolidation. However, in the case of a Mortgage Loan made for “equity take out” refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

The Mortgage Loans were originated through various channels. Mortgage Loans originated through Wells Fargo Bank’s retail channel include Mortgage Loans originated directly by Wells Fargo Bank (including originations through Wells Fargo Bank’s Private Mortgage Banking division and Joint Ventures). See “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Production Sources” in the prospectus. Mortgage Loans originated through the correspondent channel are Mortgage Loans meeting certain qualifications acquired from unaffiliated originators. See “The Sponsor’s Mortgage Loan Programs—Acquisition of Mortgage Loans from Correspondents” in the prospectus. Mortgage Loans originated through the wholesale channel include referrals from mortgage brokers and similar entities. See “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Production Sources” in the prospectus.

The first table appearing in Appendix A sets forth certain characteristics of the Mortgage Loans. All weighted averages specified in the tables appearing in Appendix A are based on the unpaid principal balance of the Mortgage Loans as of the Cut-off Date. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date, unless otherwise specified.

For purposes of Appendix A, the term “single-family dwellings” includes single family attached planned unit developments (“PUDs”), single family detached PUDs, single family townhouses and single family detached dwellings.

In addition, for purposes of Appendix A, the “Loan-to-Value Ratio” of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See “Description of the Trust Funds—Mortgage Loans” in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown in Appendix A. Neither the Depositor nor the Sponsor has taken any action to establish the current value of any Mortgaged Property. See “Risk Factors—Risks Associated with the Mortgage Loans—Real Estate Market Conditions Affect Mortgage Loan Performance” and “—Geographic Concentration May Increase Rates of Loss and Delinquency” in the prospectus.

For purposes of Appendix A, the “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage (or in the case of second liens, the senior mortgage) encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than the Sponsor is known by the Sponsor and therefore accurately reflected in the tables appearing in Appendix A.

Mortgage Loans with Loan-to-Value Ratios in excess of 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by lender-paid primary mortgage insurance policies (each, an “LPMI Policy”). The LPMI Policies will be assigned to the Trust on the Closing Date. The Sponsor is responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of the Rating Agencies and the respective LPMI Policy provider. The Sponsor will agree that in the event it is replaced as the servicer and the successor servicer does not undertake to pay such premiums, the Sponsor will pay any premiums on the LPMI Policies (which may include a one-time lump sum to the relevant LPMI Policy providers to continue the related LPMI Policies) until the Mortgage Loans have been paid in full or otherwise liquidated. Information with respect to the Mortgage Loans covered by LPMI Policies is set forth in Appendix A.

“FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. FICO Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower’s current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Appendix A also contains a table of the credit levels of the Subprime Mortgage Loans originated prior to May 15, 2006 and a table of credit levels of the Subprime Mortgage Loans originated on or after May 15, 2006. For a description of these credit levels, see “The Sponsor’s Mortgage Loan Programs” in the prospectus. Approximately 0.36% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are classified in the F2 credit level (as described under “The Sponsor’s Mortgage Loan Programs” in the prospectus), approximately 20.17% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are owner occupied single-family dwellings or condominiums that were originated under the Full Documentation program, approximately 42.51% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are owner occupied single-family dwellings or condominiums that were originated under the No Ratio documentation program, approximately 0.36% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are non-owner occupied single-family dwellings or condominiums that were originated under the No Ratio documentation program, approximately 28.59% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are owner occupied single-family dwellings or condominiums that were originated under the Stated documentation program, approximately 1.65% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are non-owner occupied multi-family dwellings or condominiums that were originated under the No Ratio documentation program and approximately 6.72% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans are owner occupied multi-family dwellings or condominiums that were originated under the Stated documentation program.

In addition, Appendix A contains a table of the months to the first Adjustment Date for the Adjustable Rate Mortgage Loans. With respect to each Adjustable Rate Mortgage Loan, “Months to First Adjustment Date” equals the number of months from the Cut-off Date to the month in which the mortgage interest rate applicable to such Adjustable Rate Mortgage Loan is initially adjusted.

The tables in Appendix A entitled “Initial Rate Caps of the Adjustable Rate Mortgage Loans” and “Periodic Caps of the Adjustable Rate Mortgage Loans” were prepared assuming that the applicable caps were determined in accordance with Wells Fargo Bank’s underwriting guidelines, which provide that the initial interest rate cap and the Periodic Cap for a mortgage loan is set based on the loan type. It is possible that exceptions to the underwriting guidelines may have been granted by Wells Fargo Bank. These tables were not prepared taking into consideration any such exceptions, therefore, there is no assurance that all the information set forth in such tables accurately reflects all of the actual initial interest rate caps and Periodic Caps.

For purposes of Appendix A, “Original Total Debt-to-Income Ratio” is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor’s gross monthly income, as of the origination of the Mortgage Loan.

For purposes of the table appearing in Appendix A setting forth historical delinquency data with respect to the Mortgage Loans in the Mortgage Pool, the table shows the extent to which any Mortgage Loans, since their origination (or a period of three years, if shorter), have ever been delinquent and whether foreclosure proceedings with respect to the Mortgage Loans or bankruptcy proceedings with respect to the mortgagors of the Mortgage Loans have ever been instituted. Mortgage Loans are categorized in the most severe category they fall into for any time period, with “Ever 30-59 Days” being the least severe category and “Ever Bankruptcy” being the most severe category. Mortgage Loans are only reported in one category for any time period. The indicated categories of delinquency are based on the number of days delinquent. A mortgage loan was considered delinquent if a payment was not received by the end of the month in which such payment was due.

See “The Sponsor’s Mortgage Loan Programs” in the prospectus.

Mortgage Loan Underwriting

Approximately 98.83% of the Mortgage Loans are Subprime Mortgage Loans originated under the guidelines described under “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Underwriting—Subprime Mortgage Loans” (the “Subprime Underwriting Standards”) in the prospectus and approximately 1.17% of the Mortgage Loans are Alt-A Minus Mortgage Loans originated under the guidelines described under “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Underwriting—Alt-A Minus Mortgage Loans” (the “Alt-A Minus Underwriting Standards,” and together with the Subprime Underwriting Standards, the “Underwriting Standards”) in the prospectus. In certain instances, exceptions to the Underwriting Standards may have been granted by the Sponsor.

On May 15, 2006, the Sponsor made adjustments to its Subprime Underwriting Standards. Approximately 0.11% (by aggregate unpaid principal balance as of the Cut-off Date) of the Subprime Mortgage Loans were originated prior to May 15, 2006 and approximately 99.89% (by aggregate unpaid principal balance as of the Cut-off Date) of the Subprime Mortgage Loans were originated on or after May 15, 2006. On July 10, 2006, the Sponsor made adjustments to its Alt-A Minus Underwriting Standards. Approximately 0.36% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans were originated prior to July 10, 2006 and approximately 99.64% (by aggregate unpaid principal balance as of the Cut-off Date) of the Alt-A Minus Mortgage Loans were originated on or after July 10, 2006. See “The Sponsor’s Mortgage Loan Programs—Mortgage Loan Underwriting” in the prospectus for a description of the mortgage loan underwriting policies for the Mortgage Loans.

See “The Sponsor’s Mortgage Loan Programs” in the prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

The Depositor is required, with respect to Mortgage Loans that are found by the Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty which materially adversely affects certificateholders, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See “Prepayment and Yield Considerations” herein and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” in the prospectus.

Optional Purchase of Mortgage Loans

Under certain circumstances as described in the prospectus under “Description of the Securities—Optional Purchases” the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust. See “Prepayment and Yield Considerations” herein.

PREPAYMENT AND YIELD CONSIDERATIONS

The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the Mortgage Loans, the allocation of Available Funds to various Classes of Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various Classes of Certificates, and the relationship between payments, if any, made by the Supplemental Interest Trust and payments, if any, made by the Swap Provider under the Interest Rate Swap Agreement.

The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of mortgagor defaults resulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Fund will result in distributions to certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under “Prepayment and Yield Considerations”), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates. In addition, if a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are generally of subprime credit quality. See “Risk Factors—Risks Associated with the Mortgage Loans—Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure Due to Underwriting Standards” in the prospectus.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or certain breaches of representations and warranties, optional and, under certain circumstances, required purchases by the Depositor (under limited circumstances) of certain Mortgage Loans, and the optional purchase of all of the Mortgage Loans in connection with the termination of the Trust Fund. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases,” “Description of the Securities—Optional Purchases” and “—Termination” in the prospectus and “The Pooling and Servicing Agreement—Optional Termination of the Trust” in this free writing prospectus. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties, however, the prepayment penalties may be waived in the discretion of the Servicer. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, the Sponsor or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related Mortgage Loan, thereby accelerating payment of the Mortgage Loan resulting in partial prepayments.

For further information regarding historical delinquency, cumulative loss and prepayment experience, see “Static Pool Information” in this free writing prospectus.

The Interest Only Mortgage Loans require only the payment of interest for a term specified in the related Mortgage Note. On the first Due Date following the end of the interest-only period, the payments on each Interest Only Mortgage Loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such loan and the mortgagor will be required to make payments of both principal and interest, which may increase the burden on the mortgagor and may increase the risk of default under such Mortgage Loan.

The Mortgage Interest Rates on the Adjustable Rate Mortgage Loans will be fixed for periods ranging from one to three years after origination and will adjust semi-annually or annually thereafter and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the applicable Index in effect up to 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and monthly payments on the mortgagors’ Adjustable Rate Mortgage Loans. The Adjustable Rate Mortgage Loans may also be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable Rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the Fixed Rate Mortgage Loans because the amount of the monthly payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Due to the operation of the Rate Ceilings and the Periodic Caps, once the Mortgage Interest Rates on the Adjustable Rate Mortgage Loans begin to adjust, the Pass-Through Rate on each interest-bearing Certificate may be limited, notwithstanding increases in the applicable Index, if the Mortgage Interest Rate on any Adjustable Rate Mortgage Loan cannot increase due to a Rate Ceiling limitation or a Periodic Cap and the yield on such Certificates could be adversely affected.

Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors’ equity in mortgaged properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a mortgage loan or to modify the terms of the related mortgage note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, unpaid principal balance, loan-to-value ratio, credit quality of borrowers and a current mortgage interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust Fund having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or (iii) the Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of a Mortgage Note. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” and “—Realization Upon Defaulted Mortgage Loans; Servicing Advances” and “—Due on Sale Provisions” in the prospectus.

The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans may have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans may have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. In considering the rate of principal payments on the Mortgage Loans, investors should consider that certain of the Mortgage Loans are Interest Only Mortgage Loans. With respect to an Interest Only Mortgage Loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield to maturity on the Classes of Class B Certificates with higher numerical designations will generally be more sensitive to losses than the Classes of Class B Certificates with lower numerical designations (and the Class M Certificates) if the credit enhancements are insufficient to cover such losses because such losses will be allocable to the Classes of Class B Certificates in reverse numerical order, except as provided herein. The yield to maturity on the Classes of Class M Certificates with higher numerical designations will generally be more sensitive to losses than the Classes of Class M Certificates with lower numerical designations if the credit enhancements are insufficient to cover such losses because such losses will be allocable first to the Class B Certificates and then to the Classes of Class M Certificates in reverse numerical order, except as provided herein. To the extent not covered by Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Class B Certificates and on the Classes of Class M Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class B and Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B and Class M Certificates.

The actual yield to maturity experienced by an investor may also be affected by the occurrence of Current Interest Shortfall to the extent not covered by the Monthly Excess Interest Amount. See “Description of the Securities—Distributions of Interest on the Securities” in the prospectus.

The yield to maturity on the Offered Certificates and more particularly on the offered Class M and Class B Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. See “Description of the Mortgage Loans” herein. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of delinquencies and losses on the Mortgage Loans. Such delinquencies and losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the offered Class M and Class B Certificates.

As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Servicer has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by fire, earthquake or earth movement, windstorm, flood, tornado or other casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Assignment of Mortgage Loans; Representations and Warranties; Repurchases” in the prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and Weighted Average Lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the Principal Balance of such investor’s Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

The Weighted Average Life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the applicable Index for the Adjustable Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Principal Balance of a Class of Certificates, the Weighted Average Life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

The Class M and Class B Certificates are not expected to receive any principal distributions until at least the Distribution Date in April 2010 (unless the aggregate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the Weighted Average Lives of the Class M and Class B Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer Weighted

Average Lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more Classes of Class M and Class B Certificates.

The “Weighted Average Life” of any Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is distributed to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual Weighted Average Lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables appearing in Appendix A.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this free writing prospectus (the “Prepayment Assumptions”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of mortgage loans similar to the Mortgage Loans.

For the Adjustable Rate Mortgage Loans, the Prepayment Assumption is the “Adjustable Rate Prepayment Curve” or “ARM PPC,” which assumes a prepayment rate of 2.000% CPR per annum of the then-outstanding principal balance of the adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 2.5454% (rounded to the nearest hundredth of a percentage, for each month) per annum in each month thereafter until 30.000% CPR is reached in the twelfth month. Beginning in the twelfth month, ARM PPC assumes a constant prepayment rate of 30.000% CPR per annum each month until the twenty-third month is reached. Beginning in the twenty-third month, ARM PPC assumes a constant prepayment rate of 50.000% CPR per annum each month until the twenty-eighth month is reached. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of 35.000% CPR per annum each month. For the Fixed Rate Mortgage Loans, the Prepayment Assumption is the “Fixed Rate Prepayment Curve” or “FRM PPC,” and, together with the ARM PPC, the “PPC,” which assumes a prepayment rate of 4.600% CPR per annum of the then-outstanding unpaid principal balance of the fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1.6727% per annum in each month thereafter until 23.000% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of 23.000% CPR per annum each month.

“CPR” represents a constant assumed rate of principal prepayment each month relative to the then-outstanding unpaid principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 10.000% CPR assumes constant prepayment rates of 10.000% per annum of the then-outstanding unpaid principal balance of such mortgage loans. Correspondingly, 30.000% CPR assumes constant prepayment rates of 30.000% per annum of the then-outstanding unpaid principal balance of such mortgage loans, and so forth. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

Appendix C sets forth the decrement tables for the Offered Certificates.

The tables appearing in Appendix C have been prepared assuming, among other things, the following (the “Structuring Assumptions”):

(i) the Trust Fund consists of the “Assumed Mortgage Loans” set forth in the table appearing in Appendix B;

(ii) the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity (beginning with the scheduled payment after the interest-only period in the case of the Assumed Mortgage Loans with Original Interest Only Months greater than zero), so that such scheduled payments would amortize the remaining balance over its remaining term to maturity;

(iii) scheduled monthly payments of principal (including any Balloon Payments) and interest on the Assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in April 2007;

(iv) the Depositor does not repurchase any of the Assumed Mortgage Loans and no optional termination right is exercised (except with respect to the entries identified by the row heading “Weighted Average Life to Optional Termination Date (years)” in the tables appearing in Appendix C);

(v) principal payments on the Assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in March 2007 at the respective constant percentages of the applicable Prepayment Assumption set forth in the tables and there are no partial prepayments, Prepayment Interest Shortfalls or Relief Act Shortfalls;

(vi) prepayments on the Assumed Mortgage Loans include 30 days of interest at the applicable Mortgage Interest Rate;

(vii) the Certificates will be issued on March 30, 2007;

(viii) distributions on the Certificates are made on the 25th day of each month, commencing in April 2007;

(ix) with respect to the adjustable-rate Assumed Mortgage Loans, the Six-Month LIBOR Index is equal to 5.33% and the One-Year CMT Index is equal to 4.83%;

(x)(a) the adjustable-rate Assumed Mortgage Loans that adjust based on the Six-Month LIBOR Index adjust on the first Adjustment Date and semi-annually thereafter and (b) the adjustable-rate Assumed Mortgage Loans that adjust based on the One-Year CMT Index adjust on the first Adjustment Date and annually thereafter;

(xi) the initial Principal Balance of each Class of Certificates will be as set forth in the table beginning on page 7 of this free writing prospectus;

(xii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof;

(xiii) one-month LIBOR is equal to 5.32%;

(xiv) the Pass-Through Rates for the Certificates are calculated as described above under “Description of the Certificates—Pass-Through Rates” based on assumed margins for each LIBOR Certificate;

(xv) the Servicing Fee Rate is 0.50% per annum; and

(xvi) the Net Swap Payment is calculated as described under “Description of the Certificates—The Interest Rate Swap Agreement” and no Swap Termination Payment is made.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate, that all of the Mortgage Loans will prepay at the same rate or that the Mortgage Loans will not experience any losses. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in the Mortgage Pool and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances of the Classes of Certificates outstanding, the actual Weighted Average Lives of the Classes of Certificates and the date on which the Principal Balance of any Class of Certificates is reduced to zero.

Based upon the foregoing assumptions, the tables appearing in Appendix C indicate the Weighted Average Life of each Class of Offered Certificates to maturity and to the Optional Termination Date, and set forth the percentages of the initial Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at the applicable Prepayment Assumption.

Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of realized losses allocated to such Certificates as described herein.

Expected Final Scheduled Distribution Dates

The “Expected Final Scheduled Distribution Date” of each Class of Offered Certificates is set forth in Appendix D.

The Expected Final Scheduled Distribution Date for such Certificates has been calculated on the basis of the Structuring Assumptions and the assumptions that (i) prepayments occur at a rate of 100% ARM PPC with respect to the Adjustable Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed Rate Mortgage Loans and (ii) the optional termination right is exercised. Since the rate of distributions in reduction of the Principal Balance of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Principal Balance of any such Class could be reduced to zero significantly earlier or later than the Expected Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Closing Date (the “Pooling and Servicing Agreement”), among the Depositor, the Servicer, the Securities Administrator and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates beyond the summaries below of certain provisions specific to this transaction. See “Description of the Securities” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements” in the prospectus.

The “Trust Fund” created under the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of certificateholders, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date, (iv) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Supplemental Interest Trust Account, (v) the rights of the Securities Administrator under the Interest Rate Swap Agreement and (vi) the rights to receive the proceeds of all insurance policies (including the LPMI Policies) and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Servicer, Securities Administrator and Trustee

The primary compensation payable to the Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicer will be entitled to a “Servicing Fee” payable monthly equal to  1/12th of the Servicing Fee Rate. The Servicing Fee Rate (the “Servicing Fee Rate”) is 0.50% per annum. The Servicing Fee will accrue on the scheduled principal balance of the Mortgage Loans serviced by the Servicer as of the first day of the preceding month.

The Servicing Fee Rate and the fees payable to the Securities Administrator and the Trustee are as set forth in the table below:

Fees Payable From the Trust Fund

Servicing Fee Rate	Securities Administrator Fee	Trustee Fee
0.50% per annum (1)	(2)	(3)

(1)	The Servicing Fee Rate may not be changed without the consent of certificateholders if such change adversely affects the interest of certificateholders.

(2)	The fees of the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement will be earnings on eligible investments of funds in the Distribution Account

(3)	The fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator without reimbursement from the Trust Fund.

The Servicing Fee for each Mortgage Loan is payable out of the interest payments on the mortgage loans, prior to any payments to certificateholders. The Servicer is entitled to additional servicing compensation, as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—Fixed Retained Yield, Servicing Compensation and Payment of Expenses” in the prospectus.

In the event that the Trustee succeeds to the role of the Servicer, it will be entitled to compensation for such duties not to exceed the compensation received by the predecessor servicer. In addition, if the Trustee appoints a successor servicer under the Pooling and Servicing Agreement, the Trustee may make arrangements for the compensation of such successor servicer, such compensation not to exceed the compensation received by the predecessor servicer. All costs of a transfer of servicing will be reimbursed to the party who incurred such costs as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—The Servicers” in the prospectus.

The Securities Administrator will pay certain administrative expenses, including fees of the Trustee, incurred in connection with its responsibilities under the Pooling and Servicing Agreement. Some of these expenses of the Securities Administrator are subject to rights of reimbursement as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements—The Trustee and Securities Administrator” in the prospectus. Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

For so long as the Securities Administrator and the Paying Agent are the same entity, the Paying Agent will not be entitled to a separate fee for its services. If the Securities Administrator and the Paying Agent are no longer the same entity, the Securities Administrator will pay the fees of the Paying Agent without reimbursement from the Trust.

Voting Interests

With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Fund, each of the Class CE and Class P Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates (other than the Residual Certificates) will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder’s Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each certificateholder of a Class will have a Voting Interest in such Class equal to such holder’s Percentage Interest in such Class. Unless Definitive Certificates are issued as described under “Description of the Securities—Book-Entry Form” in the prospectus, Beneficial Owners of Book-Entry

Certificates may exercise their voting rights only through DTC Participants. The Residual Certificates will not be entitled to any Voting Interests.

Optional Termination of the Trust

The majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the Depositor will have the right to purchase all outstanding Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates on the first Distribution Date on which the Pool Balance is reduced to an amount equal to or less than 10% of the Pool Balance as of the Cut-off Date (such Distribution Date, the “Optional Termination Date”). See “Description of the Securities—Termination” in the prospectus. The exercise of this option will be in the sole discretion of the majority holder of the Class CE Certificates or the Depositor, as applicable. Without limitation, the majority holder of the Class CE Certificates or the Depositor may enter into agreements with third parties to (i) exercise such option at the direction of a third party or (ii) forebear from the exercise of such option. Any such purchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

The Pooling and Servicing Agreement provides that certain segregated asset pools within the Trust (exclusive, among other things, of the Interest Rate Swap Agreement, the Excess Reserve Fund Account, the Supplemental Interest Trust, the right of each Class of Regular Certificates to receive Cap Carryover Amounts and certain Prepayment Penalties) will comprise multiple REMICs (the “Trust REMICs”) organized in a tiered REMIC structure. The LIBOR Certificates are referred to herein as the “Regular Certificates.” Each Class of Regular Certificates represents (exclusive of the right to receive Cap Carryover Amounts) a regular interest (a “Regular Interest”) in a Trust REMIC. The Class R Certificates will represent ownership of the sole class of residual interest in each Trust REMIC. In addition, each Class of the Regular Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the Regular Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and the portion of the Trust Fund exclusive of the REMICs will qualify as a grantor trust under subpart E, Part 1 of subchapter J of the Code.

Taxation of Regular Interests

A Beneficial Owner of a Class of Regular Certificates will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the related Trust REMIC. In addition, the Pooling and Servicing Agreement provides that each Beneficial Owner of a Regular Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a “Basis Risk Contract”) representing the right to receive Cap Carryover Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a Regular Certificate generally will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds; provided, that any Swap Termination Payment will be treated as being payable first from the regular interests represented by the Class CE Certificates and second from amounts distributable on the Regular Interests. To the extent a Swap Termination Payment is payable from a Regular Interest component of a Regular Certificate, the amount of distributions on the Regular Interest component will exceed the actual cash distributions on the Regular Certificate. Further, if on any Distribution Date the Pool Balance is less than the notional amount of the Interest Rate Swap Agreement, payments made to the Swap Provider will be deemed made first, from amounts distributable in respect of the regular interests represented by the Class CE Certificates and second, from amounts distributable in respect of the Regular Interest components of the Regular Certificates. In such case, the amount of distributions on the Regular Interest components of the Regular Certificates will exceed the cash distributions on the Regular Certificates. Any amounts paid to a Regular Certificate in excess of the Pool Cap (computed for federal income tax purposes without reduction for any Swap Termination Payment) will be treated as Cap Carryover Amounts for federal tax purposes and subject to the treatment described below under “The Basis Risk Contract Component.”

A Beneficial Owner of a Regular Certificate must allocate its purchase price for the Regular Certificate between its components, the Regular Interest component and, to the extent it has measurable value, the Basis Risk Contract component. To the extent the Basis Risk Contract component of a Regular Certificate has value, the Regular Interest component will be viewed as having been issued at a lesser premium or with an additional amount of original issue discount (which could cause the total amount of original issue discount to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.

For federal income tax reporting purposes, the Regular Interest portion of the Regular Certificates may be treated as having been issued with original issue discount. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% ARM PPC with respect to the Adjustable Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.

The IRS has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Regular Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Regular Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Upon the sale, exchange, or other disposition of a Regular Certificate, the Beneficial Owner must allocate the amount realized between the components of the Regular Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss, and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMICS—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Status of the Regular Certificates

The Regular Interest components of the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Regular Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

Each Beneficial Owner of a Regular Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the Beneficial Owners of the Regular Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Notional Principal Contract Regulations”).

Under the REMIC Regulations, Beneficial Owners of the Regular Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by applicable Beneficial Owners of the Regular Certificates. A Beneficial Owner of a Regular Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Beneficial Owners are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificates to which it relates as a result of certain Swap Termination Payments or because the notional amount of the Interest Rate Swap Agreement exceeds the Pool Balance on any Distribution Date will be treated as having been received by the Beneficial Owners of such Regular Certificates and then paid by such Beneficial Owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the Beneficial Owner during the applicable taxable year and that is taken into account in determining the Beneficial Owner’s net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by Beneficial Owners of the Regular Certificates may be treated as a guarantee of the obligation of the holder of the Class CE Certificates to make payments under the interest rate swap agreement.

Any amount of proceeds from the sale, redemption or retirement of a Regular Certificate that is considered to be allocated to the Beneficial Owner’s rights under the applicable Basis Risk Contract would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Regular Certificate, as applicable. A Beneficial Owner of such Regular Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the Beneficial Owner upon entering into or acquiring its interest in a Basis Risk Contract.

Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

A Beneficial Owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component of a Regular Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a Beneficial Owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the Beneficial Owner’s alternative minimum tax liability. Because a Beneficial Owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such Beneficial Owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a Beneficial Owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate, in any period and over the term of such Regular Certificate. As a result, the Regular Certificates may not be suitable investments for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above.

Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Withholding and Backup Withholding

Pursuant to the Pooling and Servicing Agreement (i) the Securities Administrator shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust portion of the Trust on an IRS Form W-9 of the grantor trust to the Swap Provider prior to the first payment date under the Interest Rate Swap Agreement and, if requested by the Swap Provider, an applicable IRS Form W-8IMY of the Trust, (ii) the Pooling and Servicing Agreement shall obligate each non-exempt certificateholder of record appearing on the certificate register, to provide applicable certification to the Securities Administrator (with copies directly from such certificateholder to the Swap Provider) to enable the Securities Administrator to make payments to the certificateholder without federal withholding or backup withholding, and (iii) as authorized by the certificateholders under the Pooling and Servicing Agreement, the Securities Administrator may forward any such certification received to the Swap Provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Provider to the Trust. For an additional discussion of withholding and backup withholding on the Certificates, see “Federal Income Tax Consequences—Stripped Securities—Reporting Requirements and Backup Withholding” and “—Taxation of Certain Foreign Investors” in the prospectus.

REMIC Taxes and Reporting

It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable on the Offered Certificates. See “Description of the Securities—General” and “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

The following discussion applies to the Class A, Class M and Class B Certificates (collectively, the “ERISA Eligible Certificates”) and does not purport to discuss the considerations under ERISA, Code Section 4975 or materially similar provisions of applicable federal, state or local law (“Similar Law”) with respect to the purchase, acquisition or resale of a Class CE, Class P or Residual Certificate.

As described in the prospectus under “ERISA Considerations,” ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the ERISA Eligible Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the “DOL”) that may be applicable to an investment by an ERISA Plan in the ERISA Eligible Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the ERISA Eligible Certificates, see “ERISA Considerations” in the prospectus.

The DOL issued to Barclays Capital Inc. (“Barclays Capital”) an Underwriter Exemption. The Underwriter Exemption might apply to the acquisition, holding and resale of the ERISA Eligible Certificates by an ERISA Plan, provided that specified conditions are met.

Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the ERISA Eligible Certificates is the condition that the ERISA Plan investing in the ERISA Eligible Certificates be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

For so long as the Beneficial Owner of a Regular Certificate also holds an interest in the Interest Rate Swap Agreement, the Beneficial Owner will be deemed to have acquired and be holding the Regular Certificate without the right to receive payments from the Interest Rate Swap Agreement and, separately, the right to receive payments from the Interest Rate Swap Agreement. A Beneficial Owner’s rights with respect to the Interest Rate Swap Agreement are not covered by the Exemption. However, certain other exemptions may apply. No Plan or other person using assets of a Plan may acquire or hold an ERISA Eligible Certificate unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). As long as the Interest Rate Swap Agreement is in effect, each Beneficial Owner of an ERISA Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the Beneficial Owner’s purchase and holding of its interest in the ERISA Eligible Certificates are eligible for the exemptive relief available under one of the Investor-Based Exemptions.

Before purchasing an ERISA Eligible Certificate, whether on the Closing Date or in the secondary market, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption and, as long as the Interest Rate Swap Agreement is in effect, the Investor-Based Exemptions, and whether the conditions of any such exemption will be applicable to the ERISA Eligible Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an ERISA Eligible Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See “ERISA Considerations” in the prospectus.

RECENT DEVELOPMENTS

Wells Fargo Home Mortgage (“WFHM”), a division of Wells Fargo Bank, has implemented more conservative underwriting criteria with respect to nonprime loans with loan applications taken on and after February 16, 2007. A summary of the significant criteria changes is set forth below. None of the Mortgage Loans included in the Mortgage Pool were originated pursuant to the new underwriting guidelines. WFHM did not reunderwrite the Mortgage Loans in the Mortgage Pool pursuant to the new underwriting guidelines and therefore is unable to determine with certainty which Mortgage Loans would not have been originated if the revised guidelines were in effect at the date of the loan application. However, WFHM expects that a significant number of the Mortgage Loans in the Mortgage Pool may not have been originated by WFHM if the revised underwriting guidelines were in effect at the date of the loan application.

WFHM made changes to the minimum FICO score required for both subprime mortgage loans and mortgage loans originated pursuant to guidelines for WFHM’s “alternative-A minus” mortgage loans. In general, the minimum FICO score required for subprime mortgage loans was raised to: (i) 520 (an increase of 20 points) for loans originated through WFHM’s wholesale channel (“wholesale loans”) and (ii) 620 (an increase of 120 points) for loans originated through WFHM’s correspondent channel (“correspondent loans”). The minimum FICO score required for loans originated through WFHM’s retail channel (“retail loans”) remained unchanged at 500. The minimum FICO score required for subprime mortgage loans with Combined Loan-to-Value Ratios of 100% that are originated under the full documentation program (including personal bank statement income verification) was raised to: (i) 620 (an increase of 60 points) with respect to wholesale and correspondent loans and (ii) 600 (an increase of 40 points) with respect to retail loans. In addition, the minimum FICO score was raised to: (i) 640 (an increase of 20 points) for wholesale and correspondent loans originated under the stated income documentation program and (ii) 660 (an increase of 40 points) for investment properties originated through all origination channels. The minimum FICO score required for alternative-A minus mortgage loans was raised to: (i) 640 (an increase of 20 points) for correspondent and wholesale loans originated under the stated income and no ratio documentation programs and (ii) 660 (an increase of 40 points) for loans originated through all origination channels under the stated income or no ratio documentation programs and for which the occupancy type is non-owner occupied. In addition, certain maximum Loan-to-Value and Combined Loan-to-Value Ratios were reduced for alternative-A minus mortgage loans originated under the stated income and no ratio documentation programs.

In addition to the changes relating to FICO scores, general guideline changes were made to loan documentation requirements, eligibility of borrowers with bankruptcy or foreclosure history, eligibility of first time home buyers, debt-to-income ratio requirements and property types permitted. For subprime mortgage loans, business bank statements are no longer permitted for wholesale and correspondent loans. For alternative-A minus mortgage loans originated through all origination channels: (i) the no documentation program is no longer available and (ii) non self-employed borrowers are no longer eligible for the stated income documentation program. For subprime mortgage loans originated through all origination channels with borrowers who have filed for bankruptcy or have been foreclosed upon within the two years prior to origination, the following changes were made: (i) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios were reduced to 90% (a reduction of 10%) for primary residences, (ii) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios were reduced to 85% (a reduction of 10%) for second homes and (iii) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios were reduced to 75% (a reduction of 20%) for investment properties. For subprime mortgage loans made to first time buyers, the following changes were made: (i) for wholesale and correspondent loans (a) alternatives to the minimum trade line requirements are no longer permitted and (b) property types are limited to one- or two-unit primary residences and (ii) for retail loans (a) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% if the minimum trade line requirements are not met and (b) property types are limited to one- or two-unit primary residences. In addition, the following changes were made to alternative-A minus mortgage loans made to first time buyers and originated through all origination channels: (i) alternatives to the minimum trade line requirements are no longer permitted, (ii) property types are limited to one- or two-unit primary residences and (iii) housing payment history is required for the no ratio documentation program. In addition, the maximum debt-to-income ratio permitted was reduced by 5% for subprime mortgage loans with Loan-to-Value Ratios greater than 80% (in the case of wholesale and correspondent loans) and 90% (in the case of retail loans). In addition, subprime and alternative-A minus mortgage loans originated through all origination channels and secured by three or four unit primary residences or second homes have been restricted to the full or lite documentation programs.

WFHM also made the following changes to the stated income documentation program for subprime mortgage loans originated through all origination channels: (i) non-self employed borrowers are no longer eligible, (ii) certain maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios have been reduced and (iii) certain reserve requirements have been implemented.

As with all underwriting criteria, the foregoing are guidelines for the loan underwriter and variations from the guidelines may occur at the discretion of the loan underwriter based on the existence of sufficient compensating factors to warrant the variance. WFHM regularly examines its underwriting criteria and may enact further changes from time to time.

For a description of the underwriting guidelines applicable to the Mortgage Loans in the Mortgage Pool, see “The Sponsor’s Mortgage Loan Programs” in the prospectus.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax, financial and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See “Legal Investment” in the prospectus.

SECONDARY MARKET

There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates.

LEGAL MATTERS

The legality of the Offered Certificates and certain tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the respective ratings set forth in the table beginning on page 7 from Fitch Ratings (“Fitch”), DBRS (“DBRS”) and Moody’s Investors Service, Inc. (“Moody’s” and collectively with Fitch and DBRS, the “Rating Agencies”). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

The ratings of Fitch on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch’s rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch’s ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover Amount or the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor’s anticipated yield.

The ratings of DBRS on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. DBRS’s ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. DBRS’s ratings on such certificates do not, however, constitute a statement regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the mortgage loans, or the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages.

The ratings of Moody’s on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody’s rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans. Moody’s ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover Amount or that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor’s anticipated yield.

INDEX OF FREE WRITING PROSPECTUS DEFINITIONS

60+ Day Delinquent Loan	40
Accrued Certificate Interest	35
Additional Termination Events	48
Adjustable Rate Mortgage Loan	53
Adjustable Rate Prepayment Curve	63
Adjustment Date	53
Affected Party	47
Alt-A Minus Mortgage Loans	53
Alt-A Minus Underwriting Standards	58
Applied Realized Loss Amount	41
ARM PPC	63
Assumed Mortgage Loans	63
Available Funds	33
Balloon Loan	54
Balloon Payment	54
Barclays Bank PLC	32
Barclays Capital	72
Basis Risk Contract	68
Cap Carryover Amount	45
Cap Premium	70
Certificates	33
Class A Certificates	33
Class B Certificates	33
Class B-1 Principal Distribution Amount	36
Class B-1 Realized Loss Amortization Amount	44
Class B-2 Principal Distribution Amount	37
Class B-2 Realized Loss Amortization Amount	44
Class B-3 Principal Distribution Amount	37
Class B-3 Realized Loss Amortization Amount	44
Class CE Certificates	33
Class M Certificates	33
Class M-1 Principal Distribution Amount	37
Class M-1 Realized Loss Amortization Amount	44
Class M-2 Principal Distribution Amount	38
Class M-2 Realized Loss Amortization Amount	44
Class M-3 Principal Distribution Amount	38
Class M-3 Realized Loss Amortization Amount	44
Class M-4 Principal Distribution Amount	38
Class M-4 Realized Loss Amortization Amount	44
Class M-5 Principal Distribution Amount	38
Class M-5 Realized Loss Amortization Amount	44
Class M-6 Principal Distribution Amount	38
Class M-6 Realized Loss Amortization Amount	45
Class P Certificates	33
CLTV	56
Code	68
Collection Period	34
Combined Loan-to-Value Ratio	56
correspondent loans	72
CPR	63
Current Interest Shortfall	35
Custodial Agreement	31
Custodian	31
DBRS	74
Depositor	29
Distribution Date	33
DOL	71
ERISA Eligible Certificates	71
Events of Default	47
Excess Reserve Fund Account	51
Expected Final Scheduled Distribution Date	65
Extra Principal Distribution Amount	39
FICO Scores	57
First Trigger Ratings Termination Event	49
First Trigger Ratings Threshold	49
Fitch	74
Fixed Rate Mortgage Loan	53
Fixed Rate Prepayment Curve	63
Formula Rate	45
FRM PPC	63
FSMA	6
Gross Margin	53
Group	32
HSBC Bank	30
Index	55
Interest Accrual Period	35
Interest Carry Forward Amount	35
Interest Only Mortgage Loans	53
Interest Percentage	35
Interest Rate Swap Agreement	45
Interest Remittance Amount	35
Investor-Based Exemptions	72
IRS	69
ISDA Credit Support Annex	49
ISDA Master	47
LIBOR Certificates	33
Loan-to-Value Ratio	56
Long-Term Rating	49
LPMI Policy	57
Monthly Excess Cashflow Allocation	42
Monthly Excess Cashflow Amount	42
Monthly Excess Interest Amount	42
Moody’s	74
Mortgage Loans	53
Mortgaged Properties	53

Mortgages	53
Net Mortgage Interest Rate	42
Net Swap Payment	46
Notional Principal Contract Regulations	69
Offered Certificates	33
OID Regulations	69
One-Year CMT	55
One-Year CMT Index	54
Optional Termination Date	67
Original Total Debt-to-Income Ratio	58
Overcollateralization Amount	39
Overcollateralization Deficiency	39
Overcollateralization Floor	39
Overcollateralization Release Amount	39
Pass-Through Rate	45
Paying Agent	31
Payment Account	31
Periodic Cap	53
Pool Balance	53
Pool Cap	45
Pooling and Servicing Agreement	65
PPC	63
Prepayment Assumptions	63
Prepayment Period	34
Principal Balance	39
Principal Distribution Amount	39
Principal Remittance Amount	39
PUDs	56
Rate Ceiling	53
Rating Agencies	74
Rating Agency Condition	48
Realized Loss Amortization Amount	45
Record Date	33
Regular Certificates	68
Regular Interest	68
Regulation AB	49
REIT	69
Relevant Implementation Date	5
Relevant Member State	5
Relevant Persons	6
Relief Act Shortfalls	36
Replacement Swap Provider Payment	51
Residual Certificates	33
retail loans	72
Second Trigger Ratings Termination Event	49
Second Trigger Ratings Threshold	49
Securities Act	72
Securities Administrator	30
Senior Certificates	33
Senior Enhancement Percentage	40
Senior Principal Distribution Amount	40
Senior Specified Enhancement Percentage	40
Sequential Class M Certificates	33
Servicer	31
Servicing Fee	65
Servicing Fee Rate	65
Short-Term Rating	49
Similar Law	71
Six-Month LIBOR	54
Six-Month LIBOR Index	54
SMMEA	73
Stepdown Date	40
Structuring Assumptions	63
Subordinated Certificates	33
Subordination Depletion Date	40
Subprime Mortgage Loans	53
Subprime Underwriting Standards	58
Subsequent Recovery	40
Supplemental Interest Trust	45
Supplemental Interest Trust Account	50
Swap Default	48
Swap Early Termination	48
Swap Provider	45
Swap Provider Trigger Event	48
Swap Termination Payment	48
Targeted Overcollateralization Amount	41
Termination Event	48
Termination Price	34
Trigger Event	41
Trust	29
Trust Fund	65
Trust REMICs	68
Trustee	30
Underwriting Standards	58
Unpaid Realized Loss Amount	41
Weighted Average Life	63
Wells Fargo Bank	28
WFHM	72
wholesale loans	72

APPENDIX A

SELECTED MORTGAGE LOAN DATA

(as of the Cut-Off Date)

All Mortgage Loans
Number of Mortgage Loans	3,528
Aggregate Unpaid Principal Balance	$543,808,148
Aggregate Original Unpaid Principal Balance	$544,574,683
Range of Unpaid Principal Balances	$6,398 to $1,134,520
Average Unpaid Principal Balance	$154,141
Range of Current Mortgage Interest Rates	5.625% to 13.500%
Weighted Average Current Mortgage Interest Rate	8.715%
Weighted Average Current Net Mortgage Interest Rate	8.215%
Range of Remaining Terms to Stated Maturity	119 to 359 Months
Weighted Average Remaining Term to Stated Maturity	354 Months
Range of Loan Ages	1 to 21 Months
Weighted Average Loan Age	1 Month
Range of Original Loan-to-Value Ratios	4.63% to 100.00%
Weighted Average Original Loan-to-Value Ratio	81.46%
Range of Original Combined Loan-to-Value Ratios	7.61% to 100.00%
Weighted Average Original Combined Loan-to-Value Ratio	87.21%
Number of Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance	1,589
Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance as a Percentage of Aggregate Unpaid Principal Balance	50.08%
Number of Mortgage Loans covered by an LPMI Policy	73
Mortgage Loans covered by an LPMI Policy as a Percentage of Aggregate Unpaid Principal Balance	2.34%
Number of Interest Only Mortgage Loans(1)	92
Interest Only Mortgage Loans(1) as a Percentage of Aggregate Unpaid Principal Balance	5.26%
Range of Remaining Interest Only Terms for Interest Only Mortgage Loans(1)	51 to 59 Months
Weighted Average Remaining Interest Only Term for Interest Only Mortgage Loans(1)	58 Months
Range of Original Total Debt-to-Income Ratios(2)	1.71% to 62.64%
Weighted Average Original Total Debt-to-Income Ratio(2)	42.76%
Weighted Average Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	78.99%
Maximum Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	98.00%

(1)	For a description of Interest Only Mortgage Loans, see “The Trust Estates—Mortgage Loans” in the prospectus.
(2)	Does not include the Mortgage Loans for which Original Total Debt-to-Income Ratios are not available.

APPENDIX A (Continued)

SELECTED MORTGAGE LOAN DATA (Continued)

(as of the Cut-Off Date)

All Mortgage Loans
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Unpaid Principal Balance
California	11.98%
Florida	9.47%
Maximum Five-Digit Zip Code Concentration	0.35%
Earliest Origination Month	May 2005
Latest Origination Month	January 2007
Latest Stated Maturity Date	February 1, 2037
Number of Buy-Down Loans(3)	0
Buy-Down Loans(3) as a Percentage of Aggregate Unpaid Principal Balance	0.00%
Range of Gross Margins	2.500% to 8.250%
Weighted Average Gross Margin	5.610%
Range of Rate Ceilings	11.625% to 19.500%
Weighted Average Rate Ceiling	14.613%
Range of Months to First Adjustment Date	0 to 35 Months
Weighted Average Months to First Adjustment Date	23 Months
Number of Relocation Mortgage Loans(4)	5
Relocation Mortgage Loans(4) as a Percentage of Aggregate Unpaid Principal Balance	0.22%
Number of Self-Employed Borrower Loans	329
Self-Employed Borrower Loans as a Percentage of Aggregate Unpaid Principal Balance	14.98%
Range of Original FICO Scores(5)	501 to 799
Weighted Average Original FICO Score(5)	615
Number of Balloon Loans(6)	950
Balloon Loans as a Percentage of Aggregate Unpaid Principal Balance(6)	36.13%

(3)	For a description of Buy-Down Loans, see “The Trust Estates—Mortgage Loans ” in the prospectus.
(4)	A Relocation Mortgage Loan is a mortgage loan originated in connection with the purchase of a relocated employee of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers.
(5)	Does not include the Mortgage Loans for which FICO Scores are not available.
(6)	For a description of Balloon Loans, see “The Trust Estates—Mortgage Loans” in the prospectus.

APPENDIX A (Continued)

MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
5.500% to 5.749%	1	$195,041.59	0.04%
5.750% to 5.999%	6	2,563,273.32	0.47
6.000% to 6.249%	6	1,480,490.10	0.27
6.250% to 6.499%	9	2,551,366.96	0.47
6.500% to 6.749%	27	7,576,119.45	1.39
6.750% to 6.999%	109	27,778,921.81	5.11
7.000% to 7.249%	37	7,586,405.19	1.40
7.250% to 7.499%	125	28,391,736.89	5.22
7.500% to 7.749%	147	32,704,139.02	6.01
7.750% to 7.999%	323	66,421,301.15	12.21
8.000% to 8.249%	96	19,093,593.54	3.51
8.250% to 8.499%	217	41,292,165.09	7.59
8.500% to 8.749%	270	44,328,850.22	8.15
8.750% to 8.999%	424	67,116,482.66	12.34
9.000% to 9.249%	119	18,990,043.98	3.49
9.250% to 9.499%	213	34,777,155.48	6.40
9.500% to 9.749%	236	33,687,421.63	6.19
9.750% to 9.999%	307	41,432,110.53	7.62
10.000% to 10.249%	58	7,178,241.28	1.32
10.250% to 10.499%	100	12,494,611.85	2.30
10.500% to 10.749%	106	10,598,024.61	1.95
10.750% to 10.999%	130	11,448,280.90	2.11
11.000% to 11.249%	37	3,260,134.10	0.60
11.250% to 11.499%	58	3,113,563.68	0.57
11.500% to 11.749%	33	2,203,997.04	0.41
11.750% to 11.999%	96	4,969,104.76	0.91
12.000% to 12.249%	16	840,148.03	0.15
12.250% to 12.499%	97	4,767,944.16	0.88
12.500% to 12.749%	16	776,052.29	0.14
12.750% to 12.999%	92	3,697,167.76	0.68
13.000% to 13.249%	16	419,474.22	0.08
13.250% to 13.499%	0	0.00	0.00
13.500% to 13.500%	1	74,784.73	0.01

Total	3,528	$543,808,148.02	100.00%

SUBPRIME MORTGAGE LOANS DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Subprime Mortgage Loan Unpaid Principal Balance
Full Documentation*	3,117	$446,416,492.88	83.06%
Lite Documentation	20	4,844,051.76	0.90
Stated Income, Stated Asset	368	86,189,995.71	16.04

Total	3,505	$537,450,540.35	100.00%

*	Includes mortgage loans with respect to which borrower income has been established using alternative methods. See “The Sponsor’s Mortgage Loan Programs” in the prospectus.

ALT-A MINUS MORTGAGE LOANS DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Alt-A Minus Mortgage Loan Unpaid Principal Balance
Full Documentation	5	$1,282,430.05	20.17%
Stated Income with option of verification of assets	8	2,244,654.74	35.31
No Ratio with option of verification of assets	5	1,658,206.91	26.08
No Documentation	5	1,172,315.97	18.44

Total	23	$6,357,607.67	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
119	1	$36,354.17	0.01%
173	1	137,115.44	0.03
175	4	323,045.43	0.06
177	6	1,062,846.43	0.20
178	25	3,221,402.99	0.59
179	59	8,086,701.84	1.49
339	1	8,719.70	0.00
347	1	107,138.87	0.02
348	3	143,398.37	0.03
349	1	43,267.61	0.01
350	1	14,558.55	0.00
351	3	512,139.98	0.09
352	3	216,041.96	0.04
353	7	1,065,865.40	0.20
354	23	3,086,887.83	0.57
355	29	4,913,621.49	0.90
356	51	8,465,249.56	1.56
357	132	19,279,353.37	3.55
358	626	83,037,938.98	15.27
359	2,551	410,046,500.05	75.40

Total	3,528	$543,808,148.02	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2005	2	$115,858.57	0.02%
2006	875	121,619,769.97	22.36
2007	2,651	422,072,519.48	77.61

Total	3,528	$543,808,148.02	100.00%

APPENDIX A (Continued)

MORTGAGE LOAN DATA

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	3,235	$494,383,561.44	90.91%
Two-to four-family units	97	18,748,588.48	3.45
Condominiums
High-rise (greater than four stories)	13	4,067,948.95	0.75
Low-rise (four stories or less)	183	26,608,049.15	4.89
Cooperative Units	0	0.00	0.00
Manufactured Homes	0	0.00	0.00

Total	3,528	$543,808,148.02	100.00%

APPRAISAL TYPES

Appraisal Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Appraisal	3,528	$543,808,148.02	100.00%

Total	3,528	$543,808,148.02	100.00%

ORIGINATION CHANNELS

Origination Channel	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Correspondent	1,023	$115,120,096.73	21.17%
Retail.	1,492	257,479,127.35	47.35
Wholesale .	1,013	171,208,923.94	31.48

Total	3,528	$543,808,148.02	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama	72	$8,309,544.72	1.53%
Alaska	32	4,453,280.59	0.82
Arizona	125	24,800,051.23	4.56
Arkansas	33	3,531,442.42	0.65
California	201	65,161,759.19	11.98
Colorado	64	12,839,573.51	2.36
Connecticut	14	2,625,398.17	0.48
Delaware	12	1,578,586.06	0.29
District of Columbia	5	1,298,913.12	0.24
Florida	260	51,509,780.53	9.47
Georgia	136	16,384,201.52	3.01
Hawaii	4	1,463,401.49	0.27
Idaho	25	2,751,444.44	0.51
Illinois	187	26,543,936.11	4.88
Indiana	108	10,980,003.10	2.02
Iowa	82	7,392,042.82	1.36
Kansas	43	4,311,452.67	0.79
Kentucky	28	3,923,535.12	0.72
Louisiana	70	8,259,423.58	1.52
Maine	6	1,007,668.16	0.19
Maryland	122	25,564,878.10	4.70
Massachusetts	33	8,158,455.97	1.50
Michigan	126	14,823,015.26	2.73
Minnesota	91	15,242,607.41	2.80
Mississippi	40	3,983,718.38	0.73
Missouri	109	11,865,480.88	2.18
Montana	14	2,311,257.04	0.43
Nebraska	36	3,469,260.65	0.64
Nevada	40	9,360,859.90	1.72
New Hampshire	19	3,012,436.38	0.55
New Jersey	76	17,495,734.39	3.22
New Mexico	36	5,408,338.56	0.99
New York	94	17,632,867.67	3.24
North Carolina	118	14,073,033.19	2.59
North Dakota	8	712,105.30	0.13
Ohio	124	11,202,781.40	2.06
Oklahoma	47	4,549,928.28	0.84
Oregon	29	3,967,572.48	0.73
Pennsylvania	151	15,794,844.43	2.90
Rhode Island	7	1,815,237.80	0.33
South Carolina	66	9,245,246.51	1.70
South Dakota	10	1,145,016.71	0.21
Tennessee	77	7,735,051.99	1.42
Texas	177	21,147,741.57	3.89
Utah	19	3,511,721.13	0.65
Vermont	3	382,789.95	0.07
Virginia	90	15,774,250.60	2.90
Washington	80	12,998,015.65	2.39
West Virginia	16	1,294,234.82	0.24
Wisconsin	147	17,697,374.12	3.25
Wyoming	16	3,306,852.95	0.61

Total	3,528	$543,808,148.02	100.00%

APPENDIX A (Continued)

MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50.00% or less	539	$32,666,769.16	6.01%
50.01% to 55.00%	31	4,263,164.40	0.78
55.01% to 60.00%	60	10,870,221.14	2.00
60.01% to 65.00%	94	15,478,718.93	2.85
65.01% to 70.00%	148	26,768,484.35	4.92
70.01% to 75.00%	195	35,051,900.03	6.45
75.01% to 80.00%	799	133,653,077.89	24.58
80.01% to 85.00%	320	56,884,330.47	10.46
85.01% to 90.00%	396	71,634,813.79	13.17
90.01% to 95.00%	544	82,842,509.62	15.23
95.01% to 100.00%	402	73,694,158.24	13.55

Total	3,528	$543,808,148.02	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50.00% or less	105	$13,864,673.93	2.55%
50.01% to 55.00%	31	4,263,164.40	0.78
55.01% to 60.00%	60	10,330,590.75	1.90
60.01% to 65.00%	92	15,300,557.96	2.81
65.01% to 70.00%	146	25,657,105.85	4.72
70.01% to 75.00%	180	32,192,338.28	5.92
75.01% to 80.00%	348	55,663,404.52	10.24
80.01% to 85.00%	321	57,066,656.07	10.49
85.01% to 90.00%	404	74,297,133.03	13.66
90.01% to 95.00%	595	90,303,390.06	16.61
95.01% to 100.00%	1,246	164,869,133.17	30.32

Total	3,528	$543,808,148.02	100.00%

HISTORICAL LOAN DELINQUENCY DATA

Delinquency	Past 0-12 Months	Past 13-24 Months	Past 25-36 Months
Ever 30-59 Days	$3,539,335.68	$0.00	$0.00
Ever 60-89 Days	0.00	0.00	0.00
Ever 90-119 Days	0.00	0.00	0.00
Ever 120-149 Days	0.00	0.00	0.00
Ever 150-179 Days	0.00	0.00	0.00
Ever 180-359 Days	0.00	0.00	0.00
Ever 2 Years	0.00	0.00	0.00
Ever 3 Years	0.00	0.00	0.00
Ever 3+ Years	0.00	0.00	0.00
Ever Foreclosure	0.00	0.00	0.00
Ever Bankruptcy	8,719.70	8,719.70	0.00

Total	$3,548,055.38	$8,719.70	$0.00

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	457	$14,598,774.32	2.68%
$50,001 to $100,000	925	69,622,619.82	12.80
$100,001 to $150,000	753	93,394,012.31	17.17
$150,001 to $200,000	561	96,750,279.34	17.79
$200,001 to $250,000	305	68,525,284.03	12.60
$250,001 to $300,000	172	46,790,931.69	8.60
$300,001 to $350,000	108	34,821,892.51	6.40
$350,001 to $400,000	73	27,204,236.10	5.00
$400,001 to $450,000	54	22,917,792.91	4.21
$450,001 to $500,000	43	20,435,543.38	3.76
$500,001 to $550,000	29	15,120,416.18	2.78
$550,001 to $600,000	12	6,858,080.32	1.26
$600,001 to $650,000	12	7,533,897.97	1.39
$650,001 to $700,000	4	2,701,926.34	0.50
$700,001 to $750,000	5	3,656,098.06	0.67
$750,001 to $800,000	5	3,828,218.53	0.70
$800,001 to $850,000	6	5,038,027.04	0.93
$850,001 to $900,000	1	877,400.10	0.16
$900,001 to $950,000	0	0.00	0.00
$950,001 to $1,000,000	2	1,998,197.19	0.37
Over $1,000,000	1	1,134,519.88	0.21

Total	3,528	$543,808,148.02	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	2,505	$428,688,051.29	78.83%
Other Originators	1,023	115,120,096.73	21.17

Total	3,528	$543,808,148.02	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	1,802	$247,777,441.77	45.56%
Equity Take Out Refinance	1,392	243,526,149.81	44.78
Rate/Term Refinance	334	52,504,556.44	9.65

Total	3,528	$543,808,148.02	100.00%

APPENDIX A (Continued)

MORTGAGE LOAN DATA

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	131	$19,059,275.39	3.50%
Primary Residence	3,346	513,672,695.97	94.46
Second Home	51	11,076,176.66	2.04

Total	3,528	$543,808,148.02	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Adjustable Rate Mortgage Loan Unpaid Principal Balance
11.	8	$927,059.72	0.21%
15	2	247,709.23	0.06
16	1	167,248.92	0.04
17	5	831,746.03	0.19
18	15	2,422,412.07	0.54
19	19	3,726,940.38	0.83
20	38	7,355,674.54	1.64
21	72	12,674,400.71	2.83
22	304	57,175,674.84	12.76
23	2,006	354,055,041.55	79.02
28	1	22,854.69	0.01
30	1	186,320.00	0.04
31	1	135,543.19	0.03
32	1	109,572.98	0.02
33	13	1,403,868.55	0.31
34	24	2,990,684.06	0.67
35	27	3,624,935.79	0.81

Total	2,538	$448,057,687.25	100.00%

RATE CEILINGS

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Adjustable Rate Mortgage Loan Unpaid Principal Balance
11.500% to 11.749%	1	$195,041.59	0.04%
11.750% to 11.999%	5	2,268,106.40	0.51
12.000% to 12.249%	5	1,250,055.25	0.28
12.250% to 12.499%	8	2,361,542.94	0.53
12.500% to 12.749%	23	6,013,976.77	1.34
12.750% to 12.999%	94	24,320,089.23	5.43
13.000% to 13.249%	30	6,195,518.07	1.38
13.250% to 13.499%	106	24,053,047.94	5.37
13.500% to 13.749%	117	27,132,649.36	6.06
13.750% to 13.999%	256	55,155,874.57	12.31
14.000% to 14.249%	73	14,802,610.76	3.30
14.250% to 14.499%	180	35,277,122.53	7.87
14.500% to 14.749%	216	38,676,744.80	8.63
14.750% to 14.999%	347	58,167,052.57	12.98
15.000% to 15.249%	94	16,032,454.45	3.58
15.250% to 15.499%	181	29,934,175.73	6.68
15.500% to 15.749%	203	29,871,621.80	6.67
15.750% to 15.999%	245	35,573,328.88	7.94
16.000% to 16.249%	42	6,062,048.84	1.35
16.250% to 16.499%	82	11,300,989.30	2.52
16.500% to 16.749%	74	8,538,562.76	1.91
16.750% to 16.999%	71	7,638,472.13	1.70
17.000% to 17.249%	23	2,503,747.79	0.56
17.250% to 17.499%	15	1,071,796.36	0.24
17.500% to 17.749%	20	1,432,675.08	0.32
17.750% to 17.999%	10	819,668.82	0.18
18.000% to 18.249%	5	390,133.94	0.09
18.250% to 18.499%	7	647,769.77	0.14
18.500% to 18.749%	3	277,498.45	0.06
18.750% to 18.999%	1	18,525.64	0.00
19.000% to 19.249%	0	0.00	0.00
19.250% to 19.499%	0	0.00	0.00
19.500% to 19.500%	1	74,784.73	0.02

Total	2,538	$448,057,687.25	100.00%

APPENDIX A (Continued)

MORTGAGE LOAN DATA

GROSS MARGINS

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Adjustable Rate Mortgage Loan Unpaid Principal Balance
2.500% to 2.749%	3	$1,182,359.18	0.26%
2.750% to 2.999%	3	871,123.99	0.19
3.000% to 3.249%	2	295,896.32	0.07
3.250% to 3.499%	5	1,297,429.75	0.29
3.500% to 3.749%	6	1,657,798.23	0.37
3.750% to 3.999%	16	4,866,456.70	1.09
4.000% to 4.249%	35	9,807,880.20	2.19
4.250% to 4.499%	104	24,511,682.09	5.47
4.500% to 4.749%	168	34,013,098.43	7.59
4.750% to 4.999%	210	36,695,114.58	8.19
5.000% to 5.249%	184	37,292,685.23	8.32
5.250% to 5.499%	205	34,617,680.31	7.73
5.500% to 5.749%	184	34,207,070.13	7.63
5.750% to 5.999%	186	35,146,489.62	7.84
6.000% to 6.249%	218	40,507,517.87	9.04
6.250% to 6.499%	217	34,828,331.64	7.77
6.500% to 6.749%	687	99,619,707.64	22.23
6.750% to 6.999%	35	4,427,399.34	0.99
7.000% to 7.249%	38	7,756,437.86	1.73
7.250% to 7.499%	11	1,293,219.74	0.29
7.500% to 7.749%	10	1,408,067.79	0.31
7.750% to 7.999%	6	900,076.56	0.20
8.000% to 8.249%	4	802,988.51	0.18
8.250% to 8.250%	1	51,175.54	0.01

Total	2,538	$448,057,687.25	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	3,436	$515,179,427.76	94.74%
51	1	180,436.79	0.03
53	1	92,685.01	0.02
54	4	741,120.00	0.14
55	3	1,178,300.00	0.22
56	4	1,046,272.22	0.19
57	3	1,099,823.86	0.20
58	10	3,303,573.00	0.61
59	66	20,986,509.38	3.86

Total	3,528	$543,808,148.02	100.00%

ORIGINAL TOTAL DEBT-TO-INCOME RATIOS

Range of Original Total Debt-to-Income Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0.01% to 20.00%	197	$23,247,297.72	4.27%
20.01% to 25.00%	148	16,538,089.10	3.04
25.01% to 30.00%	237	28,804,289.74	5.30
30.01% to 35.00%	354	48,023,610.41	8.83
35.01% to 40.00%	374	55,999,540.24	10.30
40.01% to 45.00%	576	87,837,163.49	16.15
45.01% to 50.00%	700	120,777,498.56	22.21
50.01% to 55.00%	820	145,187,633.44	26.70
55.01% to 60.00%	88	13,489,453.04	2.48
60.01% to 65.00%	20	879,516.51	0.16
65.01% to 70.00%	0	0.00	0.00
Over 70.00%	0	0.00	0.00
Not Available	14	3,024,055.77	0.56

Total	3,528	$543,808,148.02	100.00%

APPENDIX A (Continued)

MORTGAGE LOAN DATA

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	343	44,611,636.07	8.20	72.91
551 to 600	1,145	159,656,417.17	29.36	79.13
601 to 650	1,442	228,991,640.79	42.11	83.90
651 to 700	476	85,098,192.60	15.65	83.79
701 to 750	89	18,288,629.86	3.36	82.24
751 to 800	25	6,238,321.11	1.15	79.71
Not Available	8	923,310.42	0.17	76.88

Total/Weighted Average	3,528	$543,808,148.02	100.00%	81.46%

SUBPRIME MORTGAGE LOAN UNDERWRITING GUIDELINE CREDIT

LEVELS*

Underwriting Guideline Credit Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Subprime Mortgage Loan Unpaid Principal Balance
0x30	2,238	$320,032,112.72	59.61%
0x30 Stated/Lite	317	74,547,482.60	13.89
1x30	322	52,146,029.06	9.71
1x30 Stated/Lite	29	7,293,733.17	1.36
2x30	241	31,733,295.90	5.91
2x30 Stated/Lite	32	6,996,301.74	1.30
1x60	179	25,660,367.25	4.78
1x60 Stated/Lite	9	2,083,100.06	0.39
1x90	110	13,677,078.58	2.55
1x90 Stated/Lite	1	113,429.90	0.02
1x120	19	2,586,095.52	0.48
1x120 Stated/Lite	0	0.00	0.00

Total	3,497	$536,869,026.50	100.00%

SUBPRIME MORTGAGE LOAN UNDERWRITING GUIDELINE CREDIT LEVELS**

Underwriting Guideline Credit Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Subprime Mortgage Loan Unpaid Principal Balance
Y9	0	$0.00	0.00%
Y8	1	8,719.70	1.50
Y7	3	143,398.37	24.66
Y6	3	164,965.03	28.37
Y5	0	0.00	0.00
Y4	0	0.00	0.00
Y3	0	0.00	0.00
Y2	0	0.00	0.00
Y1	1	264,430.75	45.47

Total	8	$581,513.85	100.00%

*	For Mortgage Loans originated on or after May 15, 2006.
**	For Mortgage Loans originated prior to May 15, 2006.

LOAN TYPES

Loan Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
1 Year ARM (One-Year CMT)	8	$927,059.72	0.17%
2/28 ARM (Six-Month LIBOR)	1,683	272,904,019.42	50.18
3/27 ARM (Six-Month LIBOR)	69	8,580,918.13	1.58
2/28 ARM (Six-Month LIBOR/Balloon)	778	165,645,689.98	30.46
Fixed Rate	818	64,910,144.98	11.94
Fixed Rate (Balloon) 15-30	172	30,840,315.79	5.67

Total	3,528	$543,808,148.02	100.00%

PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

Periodic Cap	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Adjustable Rate Mortgage Loan Unpaid Principal Balance
1.000%	2,529	$447,023,488.66	99.77%
1.500%	1	107,138.87	0.02
2.000%	8	927,059.72	0.21

Total	2,538	$448,057,687.25	100.00%

PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

Prepayment Penalty at Origination (in Years)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
No Prepayment Penalty	1,145	$152,788,284.79	28.10%
1.000	35	7,569,664.73	1.39
2.000	1,916	325,147,353.89	59.79
3.000	432	58,302,844.61	10.72

Total	3,528	$543,808,148.02	100.00%

APPENDIX A (Continued)

MORTGAGE LOAN DATA

MINIMUM RATES

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Range of Minimum Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Adjustable Rate Mortgage Loan Unpaid Principal Balance
2.500% to 2.749%	3	$1,182,359.18	0.26%
2.750% to 2.999%	2	572,636.28	0.13
3.000% to 3.249%	2	295,896.32	0.07
3.250% to 3.499%	4	1,012,902.96	0.23
3.500% to 3.749%	6	1,657,798.23	0.37
3.750% to 3.999%	14	4,254,853.92	0.95
4.000% to 4.249%	34	9,390,199.55	2.10
4.250% to 4.499%	100	23,602,382.54	5.27
4.500% to 4.749%	162	32,529,526.47	7.26
4.750% to 4.999%	199	35,050,249.50	7.82
5.000% to 5.249%	174	35,006,944.77	7.81
5.250% to 5.499%	185	31,635,931.27	7.06
5.500% to 5.749%	166	31,433,211.06	7.02
5.750% to 5.999%	169	33,238,863.09	7.42
6.000% to 6.249%	192	35,652,634.15	7.96
6.250% to 6.499%	197	31,709,646.82	7.08
6.500% to 6.749%	657	95,120,494.01	21.23
6.750% to 6.999%	25	3,502,669.14	0.78
7.000% to 7.249%	22	4,434,437.25	0.99
7.250% to 7.499%	6	774,170.10	0.17
7.500% to 7.749%	9	1,481,388.37	0.33
7.750% to 7.999%	24	4,847,789.87	1.08
8.000% to 8.249%	9	1,991,130.72	0.44
8.250% to 8.499%	14	3,053,172.78	0.68
8.500% to 8.749%	17	2,507,539.76	0.56
8.750% to 8.999%	23	3,701,872.00	0.83
9.000% to 9.249%	20	2,936,670.25	0.66
9.250% to 9.499%	17	2,723,394.24	0.61
9.500% to 9.749%	29	4,896,012.91	1.09
9.750% to 9.999%	27	4,290,413.79	0.96
10.000% to 10.249%	9	1,110,352.87	0.25
10.250% to 10.499%	6	1,005,444.93	0.22
10.500% to 10.749%	8	850,231.87	0.19
10.750% to 10.999%	3	311,089.06	0.07
11.000% to 11.249%	3	225,430.29	0.05
11.250% to 11.499%	0	0.00	0.00
11.500% to 11.749%	0	0.00	0.00
11.750% to 11.999%	0	0.00	0.00
12.000% to 12.249%	0	0.00	0.00
12.250% to 12.499%	1	67,946.93	0.02

Total	2,538	$448,057,687.25	100.00%

INITIAL RATE CAPS

OF THE ADJUSTABLE RATE

MORTGAGE LOANS

Initial Rate Cap	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Adjustable Rate Mortgage Loan Unpaid Principal Balance
1.500% .	1	$170,847.75	0.04%
2.000% .	11	1,281,861.22	0.29
3.000% .	2,526	446,604,978.28	99.68

Total	2,538	$448,057,687.25	100.00%

LIEN STATUS

Lien	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
1st Lien .	3,094	$525,096,281.86	96.56%
2nd Lien	434	18,711,866.16	3.44

Total .	3,528	$543,808,148.02	100.00%

APPENDIX B

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Principal Balance as of the Cut-Off Date	Mortgage Interest Rate	Remaining Amortization Term to Maturity (in Months)*	Original Amortization Term to Maturity (in Months)*	Original Balloon Term	Months to First Adjustment Date	Original Interest Only Months	Initial Periodic Cap	Periodic Cap	Rate Ceiling	Gross Margin	Minimum Rate	Index**
$209,352.18	10.25000%	359	360	N/A	35	0	3.00000%	1.00000%	17.25000%	7.25000%	10.25000%	LBR
$88,020.05	9.90000%	358	360	N/A	22	0	3.00000%	1.00000%	15.90000%	7.40000%	9.90000%	LBR
$804,189.10	8.47825%	358	360	N/A	34	0	3.00000%	1.00000%	15.28936%	5.93688%	8.12408%	LBR
$5,445,532.57	8.98827%	358	360	N/A	34	0	2.97338%	1.00000%	15.47894%	5.98320%	7.96308%	LBR
$406,840.00	7.36826%	357	360	N/A	33	60	3.00000%	1.00000%	13.36826%	5.52290%	6.69072%	LBR
$616,800.00	9.20000%	355	360	N/A	19	60	3.00000%	1.00000%	15.20000%	5.87500%	5.87500%	LBR
$1,715,004.28	8.86293%	358	360	N/A	34	0	3.00000%	1.03124%	14.92540%	5.28501%	5.81411%	LBR
$178,269,028.37	8.70839%	358	359	N/A	23	0	3.00000%	1.00000%	14.71400%	5.55240%	5.80780%	LBR
$63,762,125.15	9.18509%	358	359	N/A	23	0	2.99820%	1.00000%	15.18650%	5.84718%	6.16028%	LBR
$119,228,175.97	8.23697%	479	480	360	23	0	2.99920%	1.00000%	14.24415%	5.54290%	5.64681%	LBR
$19,557,327.16	7.69597%	359	360	N/A	23	60	3.00000%	1.00000%	13.69597%	5.06505%	5.08696%	LBR
$43,863,310.34	8.72544%	478	479	360	23	0	3.00000%	1.00000%	14.72544%	5.94541%	6.06592%	LBR
$7,018,760.09	8.07225%	358	360	N/A	22	60	3.00000%	1.00000%	14.07225%	5.14072%	5.20070%	LBR
$3,591,958.60	8.74490%	357	360	N/A	21	0	2.92865%	1.00000%	14.74490%	5.59949%	7.37122%	LBR
$2,554,203.67	8.18079%	478	480	360	22	0	3.00000%	1.00000%	14.26257%	5.80598%	7.22602%	LBR
$927,059.72	9.03415%	359	360	N/A	11	0	2.00000%	2.00000%	15.03415%	5.20168%	5.20168%	CMT
$18,643,361.27	11.80734%	358	360	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$280,232.00	8.12500%	357	360	N/A	N/A	60	N/A	N/A	N/A	N/A	N/A	N/A
$9,500,941.47	9.21948%	358	360	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$29,006,093.98	8.80887%	358	360	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$92,685.01	9.50000%	353	360	N/A	N/A	60	N/A	N/A	N/A	N/A	N/A	N/A
$1,460,249.33	8.53898%	358	360	180	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$3,141,425.78	8.14696%	478	480	360	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$6,187,601.95	8.08548%	358	360	180	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$68,504.89	11.56189%	177	180	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$1,493,055.38	9.44927%	358	360	180	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$14,427,377.05	8.16836%	478	479	360	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$2,652,042.52	8.82394%	359	360	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$2,085,303.01	8.44166%	179	180	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$1,461,579.99	8.31574%	176	177	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$4,054,350.21	8.91957%	478	480	360	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$656,076.00	7.35805%	359	360	N/A	N/A	60	N/A	N/A	N/A	N/A	N/A	N/A
$428,409.18	8.47906%	358	360	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$34,915.66	11.28602%	179	180	N/A	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
$76,256.09	8.75000%	359	360	180	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A

*	Inclusive of interest-only period, if any.
**	The Six-Month LIBOR Index is designated as “LBR” and the One-Year CMT Index is designated as “CMT.”

B-1

APPENDIX C

Percentage Of Initial Principal Balance Outstanding For:

	Class A-1 Certificates at the Following Percentages of PPC							Class A-2 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2008	99	74	61	49	36	23	9	100	100	100	100	100	100	100
March 2009	97	32	2	0	0	0	0	100	100	100	75	50	26	2
March 2010	96	0	0	0	0	0	0	100	96	58	26	0	0	0
March 2011	94	0	0	0	0	0	0	100	69	43	24	0	0	0
March 2012	93	0	0	0	0	0	0	100	54	29	13	0	0	0
March 2013	91	0	0	0	0	0	0	100	43	19	5	0	0	0
March 2014	89	0	0	0	0	0	0	100	34	11	0	0	0	0
March 2015	86	0	0	0	0	0	0	100	26	6	0	0	0	0
March 2016	84	0	0	0	0	0	0	100	20	1	0	0	0	0
March 2017	81	0	0	0	0	0	0	100	14	0	0	0	0	0
March 2018	78	0	0	0	0	0	0	100	10	0	0	0	0	0
March 2019	75	0	0	0	0	0	0	100	6	0	0	0	0	0
March 2020	71	0	0	0	0	0	0	100	3	0	0	0	0	0
March 2021	66	0	0	0	0	0	0	100	*	0	0	0	0	0
March 2022	58	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2023	53	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2024	48	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2025	42	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2026	35	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2027	28	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2028	19	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2029	10	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2030	0	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2031	0	0	0	0	0	0	0	89	0	0	0	0	0	0
March 2032	0	0	0	0	0	0	0	77	0	0	0	0	0	0
March 2033	0	0	0	0	0	0	0	64	0	0	0	0	0	0
March 2034	0	0	0	0	0	0	0	55	0	0	0	0	0	0
March 2035	0	0	0	0	0	0	0	45	0	0	0	0	0	0
March 2036	0	0	0	0	0	0	0	34	0	0	0	0	0	0
March 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	15.47	1.60	1.22	1.00	0.85	0.76	0.68	27.24	6.27	4.19	3.01	2.10	1.80	1.60
Weighted Average Life to Optional Termination Date (years)(2)	15.47	1.60	1.22	1.00	0.85	0.76	0.68	27.24	6.25	4.18	3.00	2.10	1.80	1.60

	Class A-3 Certificates at the Following Percentages of PPC							Class M-1 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2010	100	100	100	100	99	0	0	100	100	100	100	100	88	89
March 2011	100	100	100	100	99	0	0	100	100	71	47	100	88	77
March 2012	100	100	100	100	99	0	0	100	85	53	32	35	77	38
March 2013	100	100	100	100	70	0	0	100	71	40	22	11	43	17
March 2014	100	100	100	94	44	0	0	100	59	31	15	7	24	4
March 2015	100	100	100	65	28	0	0	100	49	23	10	4	9	0
March 2016	100	100	100	45	18	0	0	100	41	18	7	1	1	0
March 2017	100	100	84	31	8	0	0	100	34	13	5	0	0	0
March 2018	100	100	64	22	2	0	0	100	28	10	3	0	0	0
March 2019	100	100	49	15	0	0	0	100	23	8	0	0	0	0
March 2020	100	100	37	8	0	0	0	100	19	6	0	0	0	0
March 2021	100	100	28	2	0	0	0	100	16	4	0	0	0	0
March 2022	100	81	21	0	0	0	0	100	13	3	0	0	0	0
March 2023	100	67	16	0	0	0	0	100	11	0	0	0	0	0
March 2024	100	55	9	0	0	0	0	100	9	0	0	0	0	0
March 2025	100	46	5	0	0	0	0	100	7	0	0	0	0	0
March 2026	100	37	1	0	0	0	0	100	6	0	0	0	0	0
March 2027	100	30	0	0	0	0	0	100	5	0	0	0	0	0
March 2028	100	25	0	0	0	0	0	100	4	0	0	0	0	0
March 2029	100	20	0	0	0	0	0	100	3	0	0	0	0	0
March 2030	100	16	0	0	0	0	0	100	*	0	0	0	0	0
March 2031	100	10	0	0	0	0	0	100	0	0	0	0	0	0
March 2032	100	6	0	0	0	0	0	100	0	0	0	0	0	0
March 2033	100	2	0	0	0	0	0	98	0	0	0	0	0	0
March 2034	100	0	0	0	0	0	0	86	0	0	0	0	0	0
March 2035	100	0	0	0	0	0	0	73	0	0	0	0	0	0
March 2036	100	0	0	0	0	0	0	59	0	0	0	0	0	0
March 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	29.90	18.49	12.68	9.35	7.21	2.57	2.11	28.86	9.37	6.29	5.05	5.11	5.85	4.74
Weighted Average Life to Optional Termination Date (years)(2)	29.90	12.90	8.57	6.24	4.81	2.57	2.11	28.86	8.51	5.68	4.58	4.68	3.69	2.97

(1)	The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
(2)	Calculated pursuant to footnote one but assumes that the optional right to purchase the Mortgage Loans is exercised on the earliest possible Distribution Date on which such right is permitted. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” herein.
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

APPENDIX C (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class M-2 Certificates at the Following Percentages of PPC							Class M-3 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2010	100	100	100	100	100	100	100	100	100	100	100	100	100	66
March 2011	100	100	71	47	71	96	10	100	100	71	47	30	18	10
March 2012	100	85	53	32	18	10	5	100	85	53	32	18	10	5
March 2013	100	71	40	22	11	5	0	100	71	40	22	11	5	0
March 2014	100	59	31	15	7	0	0	100	59	31	15	7	0	0
March 2015	100	49	23	10	4	0	0	100	49	23	10	3	0	0
March 2016	100	41	18	7	0	0	0	100	41	18	7	0	0	0
March 2017	100	34	13	5	0	0	0	100	34	13	5	0	0	0
March 2018	100	28	10	2	0	0	0	100	28	10	0	0	0	0
March 2019	100	23	8	0	0	0	0	100	23	8	0	0	0	0
March 2020	100	19	6	0	0	0	0	100	19	6	0	0	0	0
March 2021	100	16	4	0	0	0	0	100	16	4	0	0	0	0
March 2022	100	13	*	0	0	0	0	100	13	0	0	0	0	0
March 2023	100	11	0	0	0	0	0	100	11	0	0	0	0	0
March 2024	100	9	0	0	0	0	0	100	9	0	0	0	0	0
March 2025	100	7	0	0	0	0	0	100	7	0	0	0	0	0
March 2026	100	6	0	0	0	0	0	100	6	0	0	0	0	0
March 2027	100	5	0	0	0	0	0	100	5	0	0	0	0	0
March 2028	100	4	0	0	0	0	0	100	*	0	0	0	0	0
March 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2030	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2031	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2032	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2033	98	0	0	0	0	0	0	98	0	0	0	0	0	0
March 2034	86	0	0	0	0	0	0	86	0	0	0	0	0	0
March 2035	73	0	0	0	0	0	0	73	0	0	0	0	0	0
March 2036	59	0	0	0	0	0	0	59	0	0	0	0	0	0
March 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	28.86	9.34	6.27	4.93	4.60	4.54	3.62	28.86	9.30	6.24	4.87	4.39	4.10	3.27
Weighted Average Life to Optional Termination Date (years) (2)	28.86	8.51	5.67	4.48	4.25	3.82	3.07	28.86	8.51	5.67	4.44	4.06	3.80	3.04

	Class M-4 Certificates at the Following Percentages of PPC							Class M-5 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2010	100	100	100	100	100	100	20	100	100	100	100	100	100	20
March 2011	100	100	71	47	30	18	10	100	100	71	47	30	18	10
March 2012	100	85	53	32	18	10	2	100	85	53	32	18	10	0
March 2013	100	71	40	22	11	5	0	100	71	40	22	11	1	0
March 2014	100	59	31	15	7	0	0	100	59	31	15	7	0	0
March 2015	100	49	23	10	0	0	0	100	49	23	10	0	0	0
March 2016	100	41	18	7	0	0	0	100	41	18	7	0	0	0
March 2017	100	34	13	3	0	0	0	100	34	13	0	0	0	0
March 2018	100	28	10	0	0	0	0	100	28	10	0	0	0	0
March 2019	100	23	8	0	0	0	0	100	23	8	0	0	0	0
March 2020	100	19	6	0	0	0	0	100	19	4	0	0	0	0
March 2021	100	16	0	0	0	0	0	100	16	0	0	0	0	0
March 2022	100	13	0	0	0	0	0	100	13	0	0	0	0	0
March 2023	100	11	0	0	0	0	0	100	11	0	0	0	0	0
March 2024	100	9	0	0	0	0	0	100	9	0	0	0	0	0
March 2025	100	7	0	0	0	0	0	100	7	0	0	0	0	0
March 2026	100	6	0	0	0	0	0	100	4	0	0	0	0	0
March 2027	100	2	0	0	0	0	0	100	0	0	0	0	0	0
March 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2030	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2031	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2032	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2033	98	0	0	0	0	0	0	98	0	0	0	0	0	0
March 2034	86	0	0	0	0	0	0	86	0	0	0	0	0	0
March 2035	73	0	0	0	0	0	0	73	0	0	0	0	0	0
March 2036	59	0	0	0	0	0	0	59	0	0	0	0	0	0
March 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	28.86	9.27	6.22	4.82	4.27	3.89	3.09	28.86	9.23	6.18	4.77	4.17	3.73	2.97
Weighted Average Life to Optional Termination Date (years) (2)	28.86	8.51	5.67	4.40	3.95	3.63	2.89	28.86	8.51	5.67	4.38	3.88	3.49	2.78

(1)	The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
(2)	Calculated pursuant to footnote one but assumes that the optional right to purchase the Mortgage Loans is exercised on the earliest possible Distribution Date on which such right is permitted. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” herein.
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

APPENDIX C (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class M-6 Certificates at the Following Percentages of PPC							Class B-1 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2010	100	100	100	100	100	100	20	100	100	100	100	100	100	20
March 2011	100	100	71	47	30	18	10	100	100	71	47	30	18	9
March 2012	100	85	53	32	18	10	0	100	85	53	32	18	9	0
March 2013	100	71	40	22	11	0	0	100	71	40	22	11	0	0
March 2014	100	59	31	15	3	0	0	100	59	31	15	0	0	0
March 2015	100	49	23	10	0	0	0	100	49	23	10	0	0	0
March 2016	100	41	18	4	0	0	0	100	41	18	0	0	0	0
March 2017	100	34	13	0	0	0	0	100	34	13	0	0	0	0
March 2018	100	28	10	0	0	0	0	100	28	10	0	0	0	0
March 2019	100	23	8	0	0	0	0	100	23	0	0	0	0	0
March 2020	100	19	0	0	0	0	0	100	19	0	0	0	0	0
March 2021	100	16	0	0	0	0	0	100	16	0	0	0	0	0
March 2022	100	13	0	0	0	0	0	100	13	0	0	0	0	0
March 2023	100	11	0	0	0	0	0	100	11	0	0	0	0	0
March 2024	100	9	0	0	0	0	0	100	5	0	0	0	0	0
March 2025	100	5	0	0	0	0	0	100	0	0	0	0	0	0
March 2026	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2027	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2030	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2031	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2032	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2033	98	0	0	0	0	0	0	98	0	0	0	0	0	0
March 2034	86	0	0	0	0	0	0	86	0	0	0	0	0	0
March 2035	73	0	0	0	0	0	0	73	0	0	0	0	0	0
March 2036	59	0	0	0	0	0	0	59	0	0	0	0	0	0
March 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	28.86	9.16	6.14	4.72	4.08	3.60	2.86	28.86	9.08	6.08	4.65	3.99	3.49	2.77
Weighted Average Life to Optional Termination Date (years) (2)	28.86	8.51	5.67	4.37	3.81	3.39	2.69	28.86	8.51	5.67	4.34	3.76	3.30	2.62

	Class B-2 Certificates at the Following Percentages of PPC							Class B-3 Certificates at the Following Percentages of PPC
Distribution Date	0%	50%	75%	100%	125%	150%	175%	0%	50%	75%	100%	125%	150%	175%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100
March 2010	100	100	100	100	100	69	20	100	100	100	100	100	33	20
March 2011	100	100	71	47	30	18	0	100	100	71	47	30	18	0
March 2012	100	85	53	32	18	0	0	100	85	53	32	18	0	0
March 2013	100	71	40	22	5	0	0	100	71	40	22	0	0	0
March 2014	100	59	31	15	0	0	0	100	59	31	8	0	0	0
March 2015	100	49	23	2	0	0	0	100	49	23	0	0	0	0
March 2016	100	41	18	0	0	0	0	100	41	18	0	0	0	0
March 2017	100	34	13	0	0	0	0	100	34	1	0	0	0	0
March 2018	100	28	1	0	0	0	0	100	28	0	0	0	0	0
March 2019	100	23	0	0	0	0	0	100	23	0	0	0	0	0
March 2020	100	19	0	0	0	0	0	100	19	0	0	0	0	0
March 2021	100	16	0	0	0	0	0	100	13	0	0	0	0	0
March 2022	100	12	0	0	0	0	0	100	0	0	0	0	0	0
March 2023	100	3	0	0	0	0	0	100	0	0	0	0	0	0
March 2024	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2025	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2026	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2027	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2028	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2029	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2030	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2031	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2032	100	0	0	0	0	0	0	100	0	0	0	0	0	0
March 2033	98	0	0	0	0	0	0	98	0	0	0	0	0	0
March 2034	86	0	0	0	0	0	0	86	0	0	0	0	0	0
March 2035	73	0	0	0	0	0	0	73	0	0	0	0	0	0
March 2036	59	0	0	0	0	0	0	59	0	0	0	0	0	0
March 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	28.86	8.94	5.98	4.58	3.90	3.38	2.69	28.86	8.78	5.85	4.47	3.78	3.28	2.59
Weighted Average Life to Optional Termination Date (years)(2)	28.86	8.51	5.67	4.34	3.72	3.24	2.58	28.86	8.51	5.67	4.33	3.68	3.20	2.52

(1)	The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
(2)	Calculated pursuant to footnote one but assumes that the optional right to purchase the Mortgage Loans is exercised on the earliest possible Distribution Date on which such right is permitted. See “The Pooling and Servicing Agreement—Optional Termination of the Trust” herein.
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

APPENDIX D

EXPECTED FINAL SCHEDULED DISTRIBUTION DATES

Class	Expected Final Scheduled Distribution Date
Class A-1	December 25, 2008
Class A-2	June 25, 2013
Class A-3	June 25, 2013
Class M-1	June 25, 2013
Class M-2	June 25, 2013
Class M-3	June 25, 2013
Class M-4	June 25, 2013
Class M-5	June 25, 2013
Class M-6	June 25, 2013
Class B-1	June 25, 2013
Class B-2	June 25, 2013
Class B-3	June 25, 2013

D-1

ANNEX I

Interest Rate Swap Agreement Notional Amount Schedule

Distribution Date	Notional Amount	Fixed Rate
April 25, 2007	$503,838,249.14	5.1500%
May 25, 2007	$493,537,042.79	5.1364%
June 25, 2007	$482,798,424.58	5.1228%
July 25, 2007	$471,650,080.40	5.1092%
August 25, 2007	$460,121,106.07	5.0956%
September 25, 2007	$448,241,885.01	5.0820%
October 25, 2007	$436,043,957.18	5.0683%
November 25, 2007	$423,559,879.70	5.0547%
December 25, 2007	$410,823,080.36	5.0411%
January 25, 2008	$397,867,991.57	5.0275%
February 25, 2008	$384,729,403.61	5.0139%
March 25, 2008	$371,442,392.83	5.0003%
April 25, 2008	$358,042,665.05	4.9867%
May 25, 2008	$344,568,540.51	4.9731%
June 25, 2008	$331,111,204.05	4.9595%
July 25, 2008	$317,744,294.06	4.9459%
August 25, 2008	$304,492,505.62	4.9322%
September 25, 2008	$291,380,624.23	4.9186%
October 25, 2008	$278,436,242.38	4.9050%
November 25, 2008	$265,722,722.68	4.8914%
December 25, 2008	$253,599,249.90	4.8778%
January 25, 2009	$242,038,185.50	4.8642%
February 25, 2009	$231,013,449.55	4.8506%
March 25, 2009	$220,501,560.98	4.8370%
April 25, 2009	$210,490,914.04	4.8234%
May 25, 2009	$200,910,880.52	4.8098%
June 25, 2009	$191,727,532.31	4.7961%
July 25, 2009	$182,792,418.26	4.7825%
August 25, 2009	$172,617,906.74	4.7689%
September 25, 2009	$149,235,005.89	4.7553%
October 25, 2009	$129,433,200.31	4.7417%
November 25, 2009	$112,648,422.47	4.7281%
December 25, 2009	$98,407,102.15	4.7145%
January 25, 2010	$86,316,921.89	4.7009%
February 25, 2010	$76,118,996.92	4.6873%
March 25, 2010	$68,168,814.75	4.6737%
April 25, 2010	$61,789,549.78	4.6600%
May 25, 2010	$56,553,932.10	4.6464%
June 25, 2010	$52,177,407.47	4.6328%
July 25, 2010	$48,462,656.48	4.6192%
August 25, 2010	$45,268,533.36	4.6056%
September 25, 2010	$42,491,501.33	4.5920%
October 25, 2010	$40,054,105.29	4.5784%
November 25, 2010	$37,896,739.52	4.5648%
December 25, 2010	$35,973,305.11	4.5512%
January 25, 2011	$34,246,942.78	4.5376%
February 25, 2011	$32,681,383.62	4.5239%
March 25, 2011	$31,190,817.93	4.5103%
April 25, 2011	$29,771,477.17	4.4967%
May 25, 2011	$28,419,832.01	4.4831%
June 25, 2011	$27,132,511.47	4.4695%
July 25, 2011	$25,906,318.61	4.4559%
August 25, 2011	$24,738,222.12	4.4423%
September 25, 2011	$23,625,355.31	4.4287%
October 25, 2011	$22,565,065.14	4.4151%
November 25, 2011	$21,554,663.79	4.4015%
December 25, 2011	$20,591,688.94	4.3878%

I-1

Wells Fargo Asset Securities Corporation

Depositor

Wells Fargo Bank, N.A.

Sponsor and Servicer

Wells Fargo Home Equity Asset-Backed Securities 2007-1 Trust

Issuing Entity

$527,765,000

(Approximate)

Home Equity Asset-Backed

Certificates, Series 2007-1

FREE WRITING PROSPECTUS

Barclays Capital

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this free writing prospectus and the prospectus as of any date other than the dates stated on their respective covers.

March 23, 2007